SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the registrant  ☒                             Filed by a Party other than the registrant  ☐

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☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

BELDEN INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BELDEN
SENDING ALL THE RIGHT SIGNALS

Leading the way to an interconnected world.

April 9, 2019

Dear Stockholder:

I am pleased to invite you to our 2019 Annual Stockholders’ Meeting. We will hold the meeting at 12:30 p.m. central time on Friday, May 24, 2019 at the Four Seasons Hotel Saint Louis, Mississippi Room, 8th Floor at 999 North 2nd Street, Saint Louis, Missouri.

On April 9, 2019, we began mailing our stockholders a notice containing instructions on how to access our 2019 Proxy Statement and 2018 Annual Report and vote online. The notice also included instructions on how to receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card. If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement and proxy card from our Board of Directors were enclosed. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to the annual report and the proxy statement on the Internet, which are both available at http://investor.belden.com/investor-relations/financial-information/latest-financials/default.aspx.

The agenda for this year’s annual meeting consists of the following items:

Agenda Item	Board Recommendation

1. Election of the nine directors nominated by the Company’s Board of Directors	FOR

2. Ratification of the appointment of Ernst & Young as the Company’s Independent Registered Public Accounting Firm for 2019	FOR

3. Advisory vote on executive compensation for 2018	FOR

Please refer to the proxy statement for detailed information on the proposals and the annual meeting. Your participation is appreciated.

Sincerely,

John Stroup

President, Chief Executive Officer and Chairman

of the Board

BELDEN INC.

1 North Brentwood Boulevard, 15th Floor

Saint Louis, Missouri 63105

314-854-8000

NOTICE OF 2019 ANNUAL STOCKHOLDERS’ MEETING

AGENDA

1.	To elect the nine directors nominated by the Company’s Board of Directors, each for a term of one year

2.	To ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2019

3.	To hold an advisory vote on executive compensation for 2018

4.	To transact any other business as may properly come before the meeting (including adjournments and postponements)

WHO CAN VOTE

You are entitled to vote if you were a stockholder at the close of business on Wednesday, March 27, 2019 (our record date).

FINANCIAL STATEMENTS

The Company’s 2018 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K, is available on the same website as this Proxy Statement. If you were mailed this Proxy Statement, the Annual Report was included in the package. The Form 10-K includes the Company’s audited financial statements and notes for the year ended December 31, 2018, and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations.

By Authorization of the Board of Directors,

Brian E. Anderson

Senior Vice President-Legal, General Counsel and

Corporate Secretary

Saint Louis, Missouri

April 9, 2019

DATE:	Friday, May 24, 2019

TIME:	12:30 p.m. CDT

PLACE:	Four Seasons Hotel Saint Louis, Mississippi Room, 8th Floor 999 North 2nd Street Saint Louis, Missouri 63102

    VOTING

Please vote as soon as possible to record your vote promptly, even if you plan to attend the annual meeting. You have three options for submitting your vote before the annual meeting:

Phone (if you request a full delivery of the proxy materials)

Internet

Mail (if you request a full delivery of the proxy materials)

PROXY STATEMENT FOR THE

2019 ANNUAL MEETING OF STOCKHOLDERS OF

BELDEN INC.

To be held on Friday, May 24, 2019

Belden Inc. 2019 Proxy Statement	Page i

GENERAL INFORMATION

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules of the United States Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On April 9, 2019, we began mailing to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

CONTACT INFORMATION FOR QUESTIONS

Answers to certain frequently asked questions including the votes required for approval of the agenda items are included in this document beginning on page 51. For other questions, please see the following contact information:

For questions
Regarding:	Contact:

Annual meeting or	Belden Investor Relations, 314-854-8054
Executive Compensation Questions

Stock ownership	American Stock Transfer & Trust Company
(Stockholders of Record)	http://www.amstock.com

800-937-5449 (within the U.S. and Canada)
718-921-8124 (outside the U.S. and Canada)

Stock ownership	Contact your broker, bank or other nominee
(Beneficial Owners)

Voting	Belden Corporate Secretary, 314-854-8035

Belden Inc. 2019 Proxy Statement	Page 1

CORPORATE GOVERNANCE

The Belden Board has ten members and four standing committees: Audit, Compensation, Finance, and Nominating and Corporate Governance. The Board had six meetings during 2018; two of which were telephonic. All directors attended 75% or more of the Board meetings and the Board committee meetings, taken together, on which they served. John Monter will not stand for reappointment to the Board and will retire from the Board in May 2019. The Board and the Company thank Mr. Monter for his distinguished service to Belden over the last nineteen years.

Name of Director	Audit	Compensation	Finance	Nominating and Corporate Governance

David J. Aldrich(1)		Chair

Lance C. Balk		Member	Chair

Steven W. Berglund(2)	Member

Diane D. Brink				Member

Judy L. Brown	Member		Member

Bryan C. Cressey(3)			Member	Chair

Jonathan C. Klein(4)		Member		Member

George E. Minnich	Chair

John M. Monter(5)	Member			Member

John S. Stroup(6)

Meetings held in 2018	16	4	5	4

(1)	Lead Independent Director

(2)	Mr. Berglund rotated from the Compensation Committee to the Audit Committee on February 1, 2019.

(3)	Mr. Cressey assumed the Chairmanship of the Nominating and Corporate Governance Committee on February 1, 2019.

(4)	Mr. Klein was appointed to the Compensation Committee on February 1, 2019.

(5)	Mr. Monter served as Chair of the Nominating and Corporate Governance Committee until January 31, 2019.

(6)	Chairman of the Board

Page 2	Belden Inc. 2019 Proxy Statement

At its regular meeting in February 2019, the Board determined that each of the non-employee directors seeking reappointment meets the independence requirements of the NYSE listing standards. As part of this process, the Board determined that each such member had no material relationship with the Company.

Biographies of Directors Seeking Reappointment

Director Since: 2007 Lead Independent Director Board Committees: • Compensation (Chair)

David J. Aldrich, 62

Principal Occupation, Professional Experience and Educational Background:

The Board recruited Mr. Aldrich based on his experience in high technology signal transmission applications and for his experience as a Chief Executive Officer of a public company. From April 2000 to May 2014, he served as President, Chief Executive Officer, and Director of Skyworks Solutions, Inc. (“Skyworks”). In May 2014, Mr. Aldrich was named Chairman of the Board and Chief Executive Officer of Skyworks. From May 2016 to May 2018, Mr. Aldrich served as named Executive Chairman of Skyworks. Since May, 2018, Mr. Aldrich has served as Chairman of the Skyworks board of directors. Skyworks is an innovator of high performance analog and mixed signal semiconductors enabling mobile connectivity.

In September 2017, Mr. Aldrich was appointed to the Board of Directors and Audit Committee of Acacia Communications, Inc. (“Acacia”). Acacia is a leading provider of high-speed coherent optical interconnect products. Mr. Aldrich also serves on the Board of Directors of the Semiconductor Industry Association.

Mr. Aldrich received a B.A. degree in political science from Providence College and an M.B.A. degree from the University of Rhode Island.

Director Since: 2000 Board Committees: • Compensation • Finance (Chair)	Lance C. Balk, 61

Principal Occupation, Professional Experience and Educational Background:

In September 2010, Mr. Balk was appointed as General Counsel of Six Flags Entertainment Corporation. Previously, Mr. Balk served as Senior Vice President and General Counsel of Siemens Healthcare Diagnostics from November 2007 to January 2010. From May 2006 to November 2007, he served in those positions with Dade Behring, a leading supplier of products, systems and services for clinical diagnostics, which was acquired by Siemens Healthcare Diagnostics in November 2007. Previously, he had been a partner of Kirkland & Ellis LLP since 1989, specializing in securities law and mergers and acquisitions. The Board originally recruited Mr. Balk based on his expertise in advising multinational public and private companies on complex mergers and acquisitions and corporate finance transactions. He provides insight to the Board regarding business strategy, business acquisitions and capital structure.

Mr. Balk received a B.A. degree from Northwestern University and a J.D. degree and an M.B.A. degree from the University of Chicago.

Belden Inc. 2019 Proxy Statement	Page 3

Director Since: 2013 Board Committees: • Audit	Steven W. Berglund, 67

Principal Occupation, Professional Experience and Educational Background:

Mr. Berglund’s experience as a director, president and chief executive officer of Trimble Navigation Limited, a technology based firm providing positioning and location solutions, since March 1999 makes him highly qualified to serve on the Company’s Board.

Prior to joining Trimble, Mr. Berglund was President of Spectra Precision, a group within Spectra Physics AB. Mr. Berglund’s business experience includes a variety of senior leadership positions with Spectra Physics, and manufacturing and planning roles at Varian Associates. He began his career as a process engineer at Eastman Kodak.

Mr. Berglund attended the University of Oslo and the University of Minnesota where he received a B.S. in chemical engineering. He received his M.B.A. from the University of Rochester. Mr. Berglund is a member of the board of directors of the Silicon Valley Leadership Group and the Association of Equipment Manufacturers, where he is also the vice chairman of the construction sector board, and a member of the board of trustees of World Education Services.

Director Since: 2017 Board Committees: • Nominating and Corporate Governance	Diane D. Brink, 60

Principal Occupation, Professional Experience and Educational Background:

The Board recruited Ms. Brink based on her marketing expertise and experience as a senior marketing executive at a Fortune 100 technology company.

Ms. Brink currently serves as a management consultant and Senior Fellow and Adjunct Professor with the Kellogg Markets & Customers Initiative at the Kellogg School of Management at Northwestern University. Prior to her retirement in 2015, Ms. Brink served in a variety of roles at IBM, most recently as Chief Marketing Officer, IBM Global Technology Services.

Ms. Brink attended Stony Brook University, where she received a B.S. in computer science. She received her M.B.A. from Fordham University. Ms. Brink is a member of the Dean’s Council in the College of Engineering & Applied Sciences at Stony Brook University.

Page 4	Belden Inc. 2019 Proxy Statement

Director Since: 2008 Board Committees: • Audit • Finance	Judy L. Brown, 50

Principal Occupation, Professional Experience and Educational Background:

In recruiting Ms. Brown, the Board sought a member with international experience in finance and accounting to help the Company pursue its strategic global focus. As an employee of Ernst & Young for more than nine years in the U.S. and Germany, Ms. Brown provided audit and advisory services to U.S. and European multinational public and private companies. She served in various financial and accounting roles for six years in the U.S. and Italy with Whirlpool Corporation, a leading manufacturer and marketer of appliances. In 2004, she was appointed Vice President and Controller of Perrigo Company, a leading global healthcare supplier and the world’s largest manufacturer and marketer of over-the-counter pharmaceutical products sold under store brand labels. She was appointed Chief Financial Officer of Perrigo in 2006 and served as Executive Vice President Business Operations and Chief Financial Officer from 2016 until her departure from Perrigo Company in February 2017. In April 2017, Ms. Brown was appointed Senior Vice President Global Business Solutions & Finance of Amgen Corporation, the world’s largest biotechnology company. In 2018, Ms. Brown was appointed Senior Vice President, Corporate Affairs. In this role she oversees internal and external strategic communications across Amgen. In her previous role as Senior Vice President of Global Business Solutions, Ms. Brown oversaw Amgen’s Global Business Solutions, Global Internal Audit, Tax and Treasury organizations and Full Potential initiatives for Finance.

She received a B.S. degree in Accounting from the University of Illinois; an M.B.A. from the University of Chicago; and attended the Aresty Institute of Executive Education of the Wharton School of the University of Pennsylvania. Ms. Brown also is a Certified Public Accountant.

Director Since: 1985 Board Committees: • Finance • Nominating and Corporate Governance(Chair)	Bryan C. Cressey, 69

Principal Occupation, Professional Experience and Educational Background:

Mr. Cressey previously served as Chairman of the Board from 1988-2016, and as Lead Independent Director from 2016-2018. For over thirty years, Mr. Cressey has been a General Partner and Principal of Golder, Thoma and Cressey, Thoma Cressey Bravo, and Cressey & Company, all private equity firms, the last of which he founded in 2007. The firms have specialized in healthcare, software and business services. He is also a director of Select Medical Holdings Corporation, a healthcare services company, and several privately held companies. He was a director of Jazz Pharmaceuticals, a specialty pharmaceutical company until 2012. Mr. Cressey’s years of senior-level experience with public and private companies in diverse industries, his legal and business education and experience, and his regular interaction with the equity markets make him highly qualified to serve on the Company’s Board.

Mr. Cressey received a B.A. degree from the University of Washington and a J.D. degree and an M.B.A. degree from Harvard University.

Belden Inc. 2019 Proxy Statement	Page 5

Director Since: 2015 Board Committees: • Compensation • Nominating and Corporate Governance	Jonathan C. Klein, 61

Principal Occupation, Professional Experience and Educational Background:

The Board recruited Mr. Klein for his extensive experience within the broadcast industry, more specifically his experience with programming, production, and over-the-top distribution models. Since October 2018, Mr. Klein has served as the
President of Vilynx Inc., an artificial intelligence company focused exclusively on media. Since 2012, Mr. Klein has served as the Co-Founder & Co-Chairman of TAPP
Media, an over-the-top subscription video platform which operates paid channels built around personalities. Mr. Klein served as the CEO of TAPP Media from 2012 to
August 2018. From 2004 to 2010, he served as President of CNN, leading the U.S.
network to its highest ratings and profitability. Previously he had been the Founder and CEO of the FeedRoom, a pioneering online video aggregation site, developing new online advertising concepts which have become industry standards today.
From 1996 to 1998 he served as Executive Vice President of CBS News, overseeing prime time programming and strategic planning for in-house studio productions.

Mr. Klein attended Brown University where he received a B.A. degree in history.

Director Since: 2010 Board Committees: • Audit (Chair)	George E. Minnich, 69

Principal Occupation, Professional Experience and Educational Background:

Mr. Minnich served as Senior Vice President and Chief Financial Officer of ITT Corporation from 2005 to 2007. Prior to that, he served for twelve years in several senior finance positions at United Technologies Corporation, including Vice President and Chief Financial Officer of Otis Elevator and of Carrier Corporation. He also held various positions within Price Waterhouse from 1971 to 1993, serving as an Audit Partner from 1984 to 1993. Mr. Minnich served on the Board of Trustees of Albright College from 2008 to 2014, is a member of the Board and Audit Committee of Kaman Corporation, an aerospace and industrial distribution company, and a Board member and Audit Committee Chair of AGCO Corporation, a maker of a broad range of tractors, combines, sprayers, forage and tillage equipment, implements and hay tools. His extensive financial and accounting experience gained over 35 years plus his experience on other public company boards was important to the Board in connection with his initial election. His senior level operational background provides the Board with additional insights into multinational industrial companies.

Mr. Minnich received a B.S. degree in Accounting from Albright College.

Page 6	Belden Inc. 2019 Proxy Statement

Director Since: 2005 President, Chief Executive Officer and Chairman of Belden Inc.	John S. Stroup, 52

Principal Occupation, Professional Experience and Educational Background:

Mr. Stroup was appointed President, Chief Executive Officer and member of the Board effective October 31, 2005. He was elected Chairman of the Board on November 30, 2016. His experience in strategic planning and general management of business units of other public companies, coupled with his in-depth knowledge of the Company, makes him an integral member of the Board and a highly qualified intermediary between management and the Company’s non-employee directors.

From 2000 to the date of his appointment with the Company, he was employed by Danaher Corporation, a manufacturer of professional instrumentation, industrial technologies, and tools and components. At Danaher, he initially served as Vice President, Business Development. He was promoted to President of a division of Danaher’s Motion Group and later to Group Executive of the Motion Group. Earlier, he was Vice President of Marketing and General Manager with Scientific Technologies Inc.

Mr. Stroup received a B.S. degree in mechanical engineering from Northwestern University and an M.B.A. degree from the University of California at Berkeley. Mr. Stroup is a director of RBS Global, Inc. RBS Global manufactures power transmission components, drives, conveying equipment and other related products under the Rexnord name.

Belden Inc. 2019 Proxy Statement	Page 7

Audit Committee

The Audit Committee operates under a Board-approved written charter and each member meets the independence requirements of the NYSE’s listing standards. The Committee assists the Board in overseeing the Company’s accounting and reporting practices by, among other items:

•	selecting and reviewing the independent registered public accounting firm (Ernst & Young) who will audit the Company’s financial statements;

•	meeting with its financial management and independent registered public accounting firm to review the financial statements, quarterly earnings releases and financial data of the Company;

•	reviewing the selection of the internal auditors who provide internal audit services;

•

reviewing the scope, procedures and results of the Company’s financial audits, internal audit procedures, and internal controls assessments and procedures under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”);

•	providing oversight responsibility for the process the Company uses in performing its periodic enterprise risk analysis; and

•	evaluating the Company’s key financial and accounting personnel.

At its February 2019 meeting, the Board determined that each of Ms. Brown and Mr. Minnich qualifies as an Audit Committee Financial Expert as defined in the applicable SEC rules. As previously described, each member of the Audit Committee is independent.

Compensation Committee

The Compensation Committee determines, approves and reports to the Board on compensation for the Company’s elected officers and oversees senior management succession planning. The Committee reviews the design, funding and competitiveness of the Company’s retirement programs. The Committee also assists the Company in developing compensation and benefit strategies to attract, develop and retain qualified employees. The Committee operates under a written charter approved by the Board and is composed only of independent directors.

Finance Committee

The Finance Committee provides oversight in the area of corporate finance and makes recommendations to the Board about the financial aspects of the Company. Examples of topics upon which the Finance Committee may provide guidance include capital structure, capital adequacy, credit ratings, capital expenditure planning, and dividend policy and share repurchase programs. The Committee is governed by a written charter approved by the Board and is composed only of independent directors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies, evaluates, and recommends nominees for the Board for each annual meeting (and to fill vacancies during interim periods); and evaluates the composition, organization and governance of the Board and its committees. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if such nominations are submitted to the Company prior to the deadline for proposals as noted above under the caption “Nomination of Director Candidates” on page 55.

The Committee’s responsibilities with respect to its governance function include considering matters of corporate governance and reviewing (and recommending to the Board revisions to) the Company’s corporate governance principles and its code of conduct, which applies to all Company employees, officers and directors. The Committee is governed by a written charter approved by the Board and is composed only of independent directors.

Page 8	Belden Inc. 2019 Proxy Statement

Cybersecurity Committee

During 2018, the Board created an ad hoc subcommittee to address the emerging risks related to cybersecurity. The subcommittee reports up through the Nominating and Corporate Governance Committee to the Board. While the Company has not experienced a material cyber breach, the Board determined the topic to be of a level of importance to require particularized time and attention. Ms. Brink chairs the subcommittee and Mr. Berglund serves as its other member. During 2019, the Board plans to evaluate the subcommittee to determine whether or not to establish it as a standing committee.

Corporate Governance Documents

Current copies of the Audit, Compensation, Finance and Nominating and Corporate Governance Committee charters, as well as the Company’s governance principles and code of conduct, are available on the Company’s website at http://investor.belden.com/investor-relations/corporate-governance/governance-documents/default.aspx. Printed copies of these materials are also available to stockholders upon request, addressed to the Corporate Secretary, Belden Inc., 1 North Brentwood Boulevard, 15th Floor, Saint Louis, Missouri 63105.

Related Party Transactions and Compensation Committee Interlocks

It is our policy to review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Annually, we obtain information from all directors and executive officers with respect to related party transactions to determine, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in any such transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our proxy statement. We have determined that there were no material related party transactions during 2018.

None of our executive officers served during 2018 as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Communications with Directors

The Company’s Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board (including John Stroup, Chairman of the Board, or David Aldrich, Lead Independent Director and presiding director for non-management director meetings), any Board committee, or any chair of any such committee by U.S. mail, through calling the Company’s hotline or via e-mail.

To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Company’s Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary, Belden Inc.” at 1 North Brentwood Boulevard, 15th Floor, Saint Louis, MO 63105. To communicate with any of our directors electronically or through the Company’s hotline, stockholders should go to our corporate website at http://investor.belden.com/investor-relations/corporate-governance/governance-documents/default.aspx. On this page, you will find a section titled “Contact the Belden Board”, on which are listed the Company’s hotline number (with access codes for dialing from outside the U.S.), the Internet address for our web-based hotline portal and an e-mail address that may be used for writing an electronic message to the Board, any individual directors, or any group or committee of directors. Please follow the instructions on our website to send your message.

All communications received as set forth in the preceding paragraph will be opened by (or in the case of the hotline, initially reviewed by) our corporate ombudsman for the sole purpose of determining whether the contents represent a message to our directors. The Belden ombudsman will not forward certain items which are unrelated to the duties and responsibilities of the Board, including: junk mail, mass mailings, product

Belden Inc. 2019 Proxy Statement	Page 9

inquiries, product complaints, resumes and other forms of job inquiries, opinion surveys and polls, business solicitations, promotions of products or services, patently offensive materials, advertisements, and complaints that contain only unspecified or broad allegations of wrongdoing without appropriate supporting information.

In the case of communications to the Board or any group or committee of directors, the corporate ombudsman’s office will send copies of the contents to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

In addition, it is the Company’s policy that each director attends the annual meeting absent exceptional circumstances. Each director attended the Company’s 2018 annual meeting.

Board Leadership Structure and Role in Risk Oversight

John Stroup, President and Chief Executive Officer of the Company, serves as Board Chairman. Mr. Stroup provides strategic planning expertise, general management experience, and in-depth knowledge of the Company, and, as Chairman of the Board, acts as an important liaison between management and the Company’s non-employee directors.

David Aldrich is the Lead Independent Director and provides strong leadership experience, strategic vision and an understanding of the risks associated with our business. As Lead Independent Director, Mr. Aldrich maintains the power to provide formal input into board meeting agendas, call meetings of the independent directors, and preside over a meeting of the independent directors should such a meeting occur.

Our Board assesses on an ongoing basis the risks faced by the Company in executing its strategic plan. These risks include strategic, technological, competitive and operational risks. The Audit Committee oversees the process we use in performing our periodic enterprise risk management analysis (while the Board oversees the content of the analysis, management is responsible for the execution of the process and the development of the content).

Non-Employee Director Stock Ownership Policy

The Board’s policy requires that each non-employee director hold Company stock equal in value to five times his or her annual cash retainer (currently 5 times $78,000). Upon appointment, a member has five years to meet this requirement, but must meet interim goals during the five-year period of: 20% after one year; 40% after two years; 60% after three years; and 80% after four years. The value of unvested RSUs are included in making this determination at the higher of their grant date value or current market value. Each non-employee director meets either the full-period or interim-period holding requirement: Ms. Brown and Messrs. Aldrich, Balk, Berglund, Cressey, Klein, Minnich and Monter each meet 100% of the stock holding requirement. Ms. Brink, who was appointed in December 2017, meets the one-year holding requirement.

Page 10	Belden Inc. 2019 Proxy Statement

DIRECTOR COMPENSATION

The following table reflects the director annual compensation structure:

Description	Compensation	Recipient(s)

Cash Components

Basic Retainer	78,000	All except Stroup

Audit Committee Chair	13,000	Minnich

Other Committee Chair	6,800	Aldrich, Balk, Cressey and Monter(1)

Audit Committee Service	6,800	Brown, Berglund, Minnich and Monter

Multiple Committee Service	6,800	Balk, Brown, Cressey, Klein and Monter

Lead Independent Director	26,000	Aldrich, Cressey(2)

Equity Components

Restricted Stock Unit Grant	144,500	All except Stroup

Additional Grant for Lead Independent Director	26,000	Aldrich

(1)

Mr. Monter served as Chairman of the Nominating & Corporate Governance Committee through January 31, 2019. Mr. Cressey assumed Chairmanship of the Nominating & Corporate Governance Committee on February 1, 2019.

(2)	Mr. Cressey served as lead independent director until May 24, 2018. Mr. Aldrich served as lead independent director from and after May 24, 2018.

The following table provides information on non-employee director compensation for 2018.

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards ($)	All Other Compensation(3) ($)	Total ($)

David Aldrich	99,683	170,490	-	407	270,580

Lance C. Balk	91,283	144,525	-	21,187	256,995

Steven W. Berglund	77,750	144,525	-	407	222,682

Diane D. Brink	77,750	144,525	-	167	222,442

Judy L. Brown	91,283	144,525	-	407	236,215

Bryan C. Cressey	95,267	144,525	-	481	240,273

Jonathan Klein	77,750	144,525	-	907	223,182

George Minnich	97,483	144,525	-	437	242,445

John M. Monter	98,050	144,525	-	407	242,982

(1)	Amount of cash retainer and committee fees.

(2)

As required by the instructions for completing this column “Stock Awards,” amounts shown are the grant date fair value of stock awards granted during 2018. The assumptions used in calculating these amounts are described in Note 18: Share-Based Compensation, to the Company’s audited financial statements

Belden Inc. 2019 Proxy Statement	Page 11

included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Each independent director other than Mr. Aldrich received 2,605 RSUs on May 25, 2018 that vest in one year. On the same date, Mr. Aldrich received 3,073 RSUs that vest in one year.

(3)	Amount of interest earned on deferred director fees and dividends paid on vested stock awards.

ITEM I – ELECTION OF NINE DIRECTORS

The Company currently has ten directors, nine of which are seeking reelection – Mses. Brink and Brown and Messrs. Aldrich, Balk, Berglund, Cressey, Klein, Minnich and Stroup. The term of each director will expire at this annual meeting and the Board proposes that each of Mses. Brink and Brown and Messrs. Aldrich, Balk, Berglund, Cressey, Klein, Minnich and Stroup be reelected for a new term of one year and until their successors are duly elected and qualified. Each nominee has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

THE BELDEN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NOMINATED SLATE OF DIRECTORS.

Page 12	Belden Inc. 2019 Proxy Statement

PUBLIC ACCOUNTING FIRM INFORMATION

ITEM II – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019

It is anticipated that Ernst & Young LLP (“EY”) will be selected as our independent registered public accounting firm for the year ending December 31, 2019, and the Board of Directors has directed that management submit the anticipated appointment for ratification by the stockholders at the annual meeting. EY has served as our registered public accounting firm since the 2004 merger of Belden Inc. and Cable Design Technologies Corporation, and prior to that served as Belden 1993 Inc.’s registered public accounting firm since it became a public company in 1993. A representative of the firm will be present at the annual meeting, will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

We are not required to obtain stockholder ratification of the appointment of EY as our independent registered public accounting firm. However, we are submitting the appointment to stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain EY. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in our best interests and the best interests of our stockholders.

Fees to Independent Registered Public Accountants for 2018 and 2017

The following table presents fees for professional services rendered by EY for the audit of the Company’s annual financial statements and internal control over financial reporting for 2018 and 2017 as well as other permissible audit-related and tax services.

	2018	2017

Audit Fees	$3,419,741	$2,965,000

Audit-Related Fees	-	$368,467

Tax Fees	$291,204	$808,506

Total EY fees	$3,710,945	$4,141,973

“Audit fees” primarily represent amounts paid or expected to be paid for audits of the Company’s financial statements and internal control over financial reporting under SOX 404, reviews of SEC Forms 10-Q, Form 10-K and the proxy statement, statutory audit requirements at certain non-U.S. locations, and comfort letter procedures related to debt issuances.

“Audit-related fees” are primarily related to due diligence services on completed and potential acquisitions.

“Tax fees” for 2018 and 2017 are for domestic and international compliance totaling $61,001 and $40,410, respectively, and tax planning totaling $230,203 and $768,096, respectively.

In approving such services, the Audit Committee did not rely on the pre-approval waiver provisions of the applicable rules of the SEC.

Audit Committee’s Pre-Approval Policies and Procedures

Audit Fees: For 2018, the Committee reviewed and pre-approved the audit services and estimated fees for the year. Throughout the year, the Committee received project updates and approved or ratified amounts that significantly exceeded the original estimates, if any.

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Audit-Related and Non-Audit Services and Fees: Annually, and otherwise as necessary, the Committee reviews and pre-approves all audit-related and non-audit services and the estimated fees for such services. For recurring services, such as tax compliance and statutory filings, the Committee reviews and pre-approves the services and estimated total fees for such matters by category and location of service.

For non-recurring services, such as special tax projects, due diligence, or other tax services, the Committee reviews and pre-approves the services and estimated fees by individual project. Up to an approved threshold amount, the Committee has delegated approval authority to the Committee Chair.

For both recurring and non-recurring services, the projected fees are updated quarterly and the Committee considers and, if appropriate, approves any amounts exceeding the original estimates.

Should an engagement need pre-approval before the next Committee meeting, the Committee has delegated to the Committee Chair authority to grant such approval up to an approved spending threshold. Thereafter, the entire Committee will review such approval at its next quarterly meeting.

Report of the Audit Committee

The Audit Committee assists the Board in overseeing various matters, including: (i) the integrity of the Company’s financial statements; (ii) all material aspects of the Company’s financial reporting, internal accounting control and audit functions; (iii) the qualifications and independence of the independent auditors; and (iv) the performance of the Company’s internal audit function and independent auditors.

The Audit Committee’s oversight includes reviewing with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures. Management has the responsibility for the implementation of these activities and is responsible for the Company’s internal controls, financial reporting process, compliance with laws and regulations and the preparation and presentation of the Company’s financial statements.

Ernst & Young LLP (“EY”), the Company’s registered public accounting firm for 2018, is responsible for performing an independent audit of the consolidated financial statements and an audit of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (“PCAOB”) and issuing reports with respect to these matters, including expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In connection with the Company’s December 31, 2018 financial statements, the Committee: (i) has reviewed and discussed the audited financial statements with management (including management’s assessment of the effectiveness of the Company’s internal control over financial reporting and EY’s audit of the Company’s internal control over financial reporting for 2018); (ii) has discussed with EY the matters required to be discussed under PCAOB Auditing Standard No. 1301, Communications with Audit Committees; and (iii) has received and discussed with EY the written disclosures and letter from EY required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with EY its independence from the Company.

As part of such discussions, the Committee has considered whether the provision of services provided by EY, not related to the audit of the consolidated financial statements and internal control over financial reporting referred to above or to the reviews of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, is compatible with maintaining EY’s independence. (Above is a report on audit fees, audit-related fees, tax fees, and other fees the Company paid EY for services performed in 2018 and 2017.) The Committee has concluded that EY’s provision of non-audit services to the Company and its subsidiaries is compatible with its independence.

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Based on these reviews and discussions, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2018.

Audit Committee

George E. Minnich (Chair)

Steven Berglund

Judy L. Brown

John M. Monter

THE BELDEN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED

ACCOUNTING FIRM FOR 2019.

Belden Inc. 2019 Proxy Statement	Page 15

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Note: Throughout this section, the Company utilizes adjusted results and other non-GAAP measures to describe Company performance. For a reconciliation of each non-GAAP measure to its most closely comparable GAAP measure, please see the Form 8-K filed with the SEC by the Company on February 20, 2019.

A NOTE FROM THE BELDEN COMPENSATION COMMITTEE

Valued Belden Stockholders:

The Committee would like to thank Belden’s stockholders for another year of loyal support in 2018. For the seventh consecutive year, our Say-on-Pay proposal was supported by over 94% of the voted shares. This level of support is commensurate with what we believe to be a stockholder-friendly compensation strategy. We have enhanced our engagement efforts over the past year in order to better understand the individual points of view of our top holders, including offering meetings with our Lead Independent Director. We believe that all of our stockholders benefit from this continuous dialogue.

2018 was a banner year for Belden in many ways. We delivered record revenues, record EBITDA, and record adjusted net income in 2018. The Company delivered strong free cash flow while increasing capital expenditures to drive organic growth initiatives, took further actions to solidify its balance sheet, and returned over two hundred million dollars to stockholders. The Company is therefore well-positioned to make investments in its future, both organic and inorganic, without concerns about leverage.

Notwithstanding the previously mentioned records and the successful execution of important strategic actions, our overall performance in 2018 did not meet our expectations, based on management’s commitments to the Board. As the Compensation Committee, it is our duty to ensure that the Belden compensation program is appropriately designed to reward excellent performance, but to hold management accountable for suboptimal performance. We believe the program is functioning properly in this regard. Annual cash incentive payouts are significantly lower than target amounts and executives have realized less than 5% of the expected value of the last four equity grant cycles. Please keep this in mind as you read the Summary Compensation Table, as the figures shown there differ greatly from the compensation realized by our executive officers to date and the compensation that would be realizable by the executive officers if, as anticipated, the Company returns to meeting or exceeding expectations in the future. Much of that unrealized value is still available to executives, but it must be earned.

Discipline on our executive compensation is what our stockholders expect and deserve. We believe that after reviewing the materials that follow, you will continue to agree that we are performing our duty of aligning pay with performance and aligning the interests of our executives with those of our stockholders. Therefore, we request your support for Belden’s 2019 Say-on-Pay proposal. If at any time you would like to discuss the compensation program, we are available to address your questions. Thank you for your consideration.

The Belden Inc. Compensation Committee

DAVID ALDRICH, CHAIR	LANCE BALK	JONATHAN KLEIN

I.      Introduction

In this section, we discuss our compensation program as it pertains to our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers who were serving at the end of 2018. We refer to these five persons throughout as the “named executive officers” or our “NEOs”.

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For 2018, our named executive officers were:

John Stroup	President, Chief Executive Officer and Chairman

Henk Derksen	Senior Vice President, Finance, and Chief Financial Officer

Glenn Pennycook	Executive Vice President, Enterprise Solutions

Ross Rosenberg	Senior Vice President, Strategy and Corporate Development

Roel Vestjens	Executive Vice President, Industrial Solutions

II.      Executive Summary

As noted by our Compensation Committee above, 2018 was marked by record performance in a number of areas, but nevertheless fell short of expectations. While the business as a whole experienced record performance on key measures, both of our operating segments fell short of their revenue targets. Some of the financial highlights of the consolidated business included the following (see the Company’s Form 8-K filed on February 20, 2019 for a reconciliation of GAAP financial measures to non-GAAP measures):

•	Adjusted Revenues of $2.592 billion, with adjusted EBITDA margin of 18.3%.

•	Adjusted Net income of $289.6 million, up 9.3% over 2017.

•	Adjusted EPS of $6.06, a Company record.

The Company’s 2018 overall financial results and the individual performance of our NEOs are discussed under Annual Cash Incentive Plan Awards beginning on page 22.

Our compensation program design takes into account several stockholder friendly features, including:

•	Employment of a full year period for the establishment of performance targets under our annual cash incentive program (“ACIP”).

•	Performance stock unit awards granted under the long term incentive plan (“LTIP”) with the following features:

•	Performance measurement period of three years.

•	Two factor performance metrics.

•	Use of a relative measure (total stockholder return relative to the S&P 1500 Industrials Index).

•	No provision for any accrued dividend equivalents.

•	Rigorous goals for the realization of target ACIP and LTIP compensation set against objective measures.

•	Perquisite-light compensation structure with no change-in-control-related excise tax gross-ups in employment agreements entered into after January 1, 2010.

•	Double trigger change-in-control provisions for severance in employment agreements and for accelerated vesting in equity awards granted in and after 2014.

•	No history of option repricing or cash buyouts of underwater options.

•	Equity plans do not have evergreen share authorizations and do not allow for aggressive share recycling.

•	Robust director and officer ownership guidelines, including six times annual base salary for the Chief Executive Officer.

•	No guaranteed ACIP or LTIP awards for officers. Both plans also contain award caps. The Chief Executive Officer’s maximum ACIP payout is capped at 200% of target.

Belden Inc. 2019 Proxy Statement	Page 17

III.      2018 Say-on-Pay Review

For the seventh consecutive year, our executive compensation program was endorsed by a vast majority of our stockholders. With 95.09% of our shares voting on the issue, we received 94.88% in favor of the proposal, with only 4.87% opposing and 0.25% abstaining. We believe this is a reflection of the transparency of our program, which is clearly aligned with the interests of our stockholders. Based on this strong endorsement, and the view of our compensation committee that the program is performing properly, we did not make any changes to the existing structure of the program.

IV.      Compensation Objectives and Elements

A.      Objectives

Belden’s executive compensation program is designed to support the interests of stockholders by rewarding executives for achievement of the Company’s specific business objectives, which for the NEOs in 2018 included net income from continuing operations, EBITDA, revenue, operating working capital turns and inventory turns. The overarching principles of the program are:

•

Maximizing stockholder value by allocating a significant percentage of compensation to performance-based pay that is dependent upon achievement of the Company’s performance goals, without encouraging excessive or unnecessary risk taking.

•

Aligning executives’ interests with stockholder interests by providing significant stock-based compensation and expecting executives to have a long term perspective by holding the stock they earn in compliance with our ownership guidelines.

•	Attracting and retaining talented executives by providing competitive compensation opportunities.

•	Rewarding overall corporate results while recognizing individual contributions and behaviors consistent with our values.

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B.      Elements

Below is an illustration of Belden’s compensation program. Individual compensation packages and the mix of base salary, annual cash incentive opportunity and long-term equity incentive compensation for each NEO vary depending upon the executive’s level of responsibilities, potential, performance and tenure with the Company. Each of the elements shown below is designed for a specific purpose, with the overall goal of achieving a high and sustainable level of Company and individual performance. The percentage of total compensation that is performance-based and therefore at risk generally increases as an officer’s level of responsibilities increases. Approximately 85% of Mr. Stroup’s 2018 compensation as reported in the summary compensation table was performance-based compensation, compared to 80% in 2017 and 80% for 2016. The chart below is not to scale for any particular named executive officer.

Additionally, the Company provides competitive retirement and benefit programs to our NEOs on the same basis as other employees and limited perquisites as described under Compensation Policies and Other Considerations.

C.      Pay for Performance Philosophy

Our ability to execute on our strategic plan relies on implementation of our talent management program. We continually seek to hire and retain high performing and high potential managers to both drive performance today and build a dependable bench of successors for the future. The principles of the program are as follows:

•	We believe that providing the highest reward to those who deliver the highest levels of performance creates an environment where everyone is motivated to continually improve and strive for their best;

•	We set objective performance measures and hold ourselves accountable for delivery of the results and our own performance;

•	We believe that performance is both what you do and how you do it, so we measure specific delivery of results and how effectively we have lived our values in the current calendar year;

Belden Inc. 2019 Proxy Statement	Page 19

•

We use our annual performance and compensation review process to assess performance in the year and allocate greater reward to those who delivered the highest performance relative to other members of a particular team; and

•	We provide honest and timely feedback to each other on performance and opportunities to continuously improve, so that everyone has the opportunity to be the very best at what they do.

We believe that this philosophy has provided an appropriate balance to drive continuous improvement while retaining high performers through challenging times. More importantly, we believe the incentives we provide for achievement without rewarding under-performance contributes to our industry-leading employee engagement while aligning the interests of our managers closely with those of our customers and investors.

D.      Compensation Design

Role of Compensation Consultant

Following an analysis based on rules promulgated by the NYSE, the Compensation Committee has retained Deloitte Consulting LLP (“Deloitte Consulting”) as its independent compensation consultant. Deloitte Consulting reports directly to the Committee. The Committee generally relies on Deloitte Consulting to provide it with comparison group benchmarking data and information as to market practices and trends, and to provide advice on key Committee decisions.

In 2018, Deloitte Consulting provided advice to the Compensation Committee and management in connection with the composition of peer companies we use for benchmarking purposes, the design of our annual cash incentive and long-term incentive programs, and our executive employment agreements. For its compensation consulting in 2018, we paid Deloitte Consulting $148,861.

In 2018, our financial management separately engaged affiliates of Deloitte Consulting to perform other services involving internal controls auditing, tax consulting and acquisition due diligence. For these non-compensation related services, we paid Deloitte Consulting $1,696,259. The Compensation Committee did not approve these charges prior to their incurrence, but considered them in connection with Deloitte Consulting’s retention for 2019. Given the nature and scope of these other services, the Compensation Committee does not believe this work had any impact on the independence of our independent consultant. In addition to considering the type and volume of other services performed by Deloitte Consulting and the fees associated therewith in assessing Deloitte Consulting’s independence, the Compensation Committee considered a number of other factors. These factors include Deloitte Consulting’s policies and procedures designed to prevent conflicts of interest; the nature of any business or personal relationship between Deloitte Consulting’s primary consultant and any member of the Compensation Committee or any other executive officer of the Company; and any Belden stock owned by the Deloitte Consulting employees servicing the Company’s account. Deloitte Consulting has represented to the Company that none of its employees that service the Company’s account own Belden stock.

Benchmarking and Survey Data

In determining total compensation levels for our NEOs, the Compensation Committee reviews market trends in executive compensation and a competitive analysis prepared by Deloitte Consulting, which compares our executive compensation to both the companies in the comparator group described below and to broader market survey data. The Compensation Committee also considers other available market survey data on executive compensation philosophy, strategy and design. The Company’s compensation philosophy is to target base salaries at the 50th percentile of the competitive market. Individual executives may have base salaries above or below the target based on their individual performances, internal equity and experience. As discussed above, at-risk incentive compensation components have the potential to reward our executives at levels above industry medians, but only when the Company is outperforming the industry.

Page 20	Belden Inc. 2019 Proxy Statement

The Compensation Committee chose our comparator group from companies in the primary industry segments in which the Company operates and competes for talent.

The comparator group companies for 2018 were as follows:

Acuity Brands, Inc.	Curtiss-Wright Corporation	Regal Beloit Corporation

Amphenol Corporation	General Cable Corporation	Roper Technologies, Inc.

Anixter International Inc.	Hexcel Corporation	Viavi Solutions, Inc.

A.O. Smith Corporation	Hubbell Incorporated	Wesco International, Inc.

Carlisle Companies Incorporated	IDEX Corporation

For 2019, General Cable Corporation has been removed from the group and CommScope Holding Co., Inc. and Rexnord Corporation have been added. ISS and Glass-Lewis independently develop and publish peer groups that they use to analyze our compensation. It is noteworthy that of the 14 companies in our comparator group, 12 were chosen by ISS, Glass-Lewis, or both, as appropriate peer companies in their 2018 reports. The Compensation Committee considers the comparator group competitive pay analysis and survey data as relevant, but non-determinative data points in making its pay decisions. The approach to pay decisions is not formulaic and the Committee, based on advice from Deloitte Consulting, exercises judgment in making them.

Each year, the Compensation Committee reviews the performance evaluations and pay recommendations for the named executive officers and the other senior executives. The Compensation Committee, with input from the Board, meets in executive session without the CEO present to review the CEO’s performance and set his compensation. In its most recent review in February 2019, the Compensation Committee concluded that the total direct compensation of executive officers, with respect to compensation levels, as well as structure, are consistent with our compensation design and objectives.

V.      2018 Compensation Analysis

A.      Base Salary Adjustments

Salaries of executive officers are reviewed annually and at the time of a promotion or other change in responsibilities. Increases in salary are based on a review of the individual’s performance against objective performance measures, the competitive market, the individual’s experience and internal equity. For executives who earn a composite individual performance score of 0.91 or more, base salaries may be adjusted using a merit salary increase matrix, discussed below. An executive who scores less than 0.91 and fails to improve his or her performance may be subject to disciplinary action, including dismissal.

The executive is scored on our merit salary increase matrix that is annually reviewed by the Committee and, if appropriate, revised to reflect the competitive market, based on the salary survey data noted above. The executive’s salary is classified based on three categories: below market, market and above market. Company-wide, the ranking system, which assigns personal performance factor ranging from 0.5 to 1.5, is designed to take the form of a normal distribution.

2018 Merit Increase Guidelines for Named Executive Officers

		Personal Performance Factor
Current Salary	Current Salary as a % of Midpoint	0.50–0.90	0.91–1.10	1.11–1.50

Above Market	Above 105%	0%	0%-2%	2%-5%

Market	95%-105%	0%	0%-3%	4%-8%

Below Market	Below 95%	0%	3%-5%	6%-10%

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The timing and amount of any salary adjustment will be based on the executive’s annual overall performance ranking and whether the executive falls “below,” “at” or “above” market as compared to the median of the applicable market data noted above.

For example, an executive with an overall ranking of “1.25” who is “above market” will receive a lower salary increase than an executive with a ranking of “1.25” who is “below market”.

The named executive officers’ salaries as of December 31, 2018 are provided in the following table:

Name	Annual Base Salary at December 31, 2018

Mr. Stroup	$900,000

Mr. Derksen	$573,030

Mr. Pennycook	$460,000

Mr. Rosenberg	$413,718

Mr. Vestjens	$460,000

B.      Annual Cash Incentive Plan Awards

Executive officers participate in our annual cash incentive plan. Overall, we had 2,358 employees participate in the plan’s 2018 performance offering. Under the plan, participants earn cash awards based on the achievement of Company and individual performance goals. For 2018, the amount paid under the plan to all participants was approximately $14.468 million or approximately 3.4% of adjusted net income before ACIP expense. This compares to approximately 3.7%, 7.8%, 6.7%, and 7.7% in 2017, 2016, 2015, and 2014, respectively, as shown below:

(Dollar amounts in thousands)	2018	2017	2016	2015	2014

Adjusted Net Income	$289,645	$265,019	$239,975	$213,722	$186,167

Tax effected ACIP Expense (assuming 30% rate) (a)	$10,128	$10,145	$20,306	$15,400	$15,527

Adjusted Net Income Before ACIP Expense (b)	$299,773	$275,164	$260,281	$229,122	$201,694

Reflected as a percentage (a divided by b)	3.38%	3.68%	7.80%	6.72%	7.70%

Form 8-K in which adjusted net income is reconciled to GAAP net income	February 20, 2019	February 1, 2018	February 2, 2017	February 9, 2016	February 5, 2015

A participant’s award (other than the CEO) is computed using the following formula:

ACIP Award = Base Salary   X  Target Percentage  X  Financial Factor  X  Personal Performance Factor

In 2012, based on the fact that Mr. Stroup’s personal performance factor (“PPF”) had consistently been equal to or greater than 1.0, the Compensation Committee removed the component from the calculation of Mr. Stroup’s ACIP award. The Committee desired to avoid any perception that the PPF was simply serving as a second multiplier to Mr. Stroup’s award. Given his direct reporting relationship to the Board, the Committee is comfortable that Mr. Stroup is fully accountable without the need of the additional lever to adjust his ACIP award downward or upward.

Target Percentages

For 2018, each NEO’s ACIP Target Percentages were as follows: Mr. Stroup – 130%, Mr. Derksen – 75%, Mr. Pennycook – 75%, Mr. Vestjens – 75%, and Mr. Rosenberg – 70%.

Page 22	Belden Inc. 2019 Proxy Statement

Financial Factors

Performance targets for calculating the Financial Factors were based on net income from continuing operations, revenue, EBITDA, operating working capital turns and inventory turns. In addition, as discussed further below, the performance stock units (“PSUs”) had performance targets based on relative total stockholder return and free cash flow. In order to ensure that we are rewarding performance that drives stockholder value, these factors flow from and support the strategic financial goals we communicate to our investors.

Performance Factor Determination and Adjustments

The performance factors we use that make up the Financial Factor support our short- and long-range business objectives and strategy. We have selected multiple factors because we believe no one metric is sufficient to capture the performance we are seeking to achieve and any one metric in isolation may not promote appropriate management performance. Management and the Board believe that income from continuing operations and EBITDA are the financial metrics most clearly aligned with the enhancement of stockholder value. Therefore, they are weighted heavily in our consolidated and platform targets. Additionally, revenue growth has been highlighted by our stockholders as a key component of value creation. Consistent with our Lean manufacturing philosophy, continuous improvement in inventory and working capital turnover remains a high corporate priority.

In setting performance goals, we consider our annual and long-range business plans and factors such as our past variance to targeted performance, economic and industry conditions, and our industry performance. We set challenging, realistic goals that will motivate performance within the top quartile of our comparator group. We recognize that the metrics may need to change over time to reflect new priorities and, accordingly, review these performance metrics at the beginning of each performance period.

In 2018, threshold, target and maximum levels for the performance factors that make up the Financial Factors were set to challenge management to grow the company at a significant rate without a material adjustment in expectations to account for disappointing performance in 2017. For instance, the 2018 target for consolidated net income from continuing operations reflected an approximate 13.9% increase over actual 2017 performance. Likewise, the consolidated EBITDA target represented a 18.9% improvement over actual 2017 performance. Targets for the business platforms reflected similar improvement initiatives.

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Officers with company-wide responsibilities (Messrs. Stroup, Derksen and Rosenberg) were measured using consolidated performance. Messrs. Pennycook and Vestjens were compensated based on the performance of the Enterprise Solutions, and Industrial Solutions platforms, respectively. The applicable factors and weighting percentages are set during the first quarter of each performance period as shown in the charts below and illustrated in further detail on Appendix I.

Messrs. Stroup, Derksen and Rosenberg

Mr. Pennycook

Mr. Vestjens

Consistent with the terms of the annual cash incentive plan, the performance factors were adjusted to reflect certain unusual events that occurred during the year. These adjustments can result in either increases or decreases in performance factors and in 2018 primarily concerned amortization of intangible assets, severance, restructuring and acquisition integration costs, depreciation expense, as well as the income tax impact of these adjustments. The Compensation Committee and the Audit Committee meet jointly to analyze and approve the adjustments recommended by management. The Committees agree that it was appropriate to adjust the financial results for these matters to properly capture our operating results and to eliminate the potential for managers delaying strategic decisions beneficial to the Company in the long term (e.g., restructuring) because of the impact of those decisions on short-term financial metrics or benefitting from favorable one-time adjustments or unbudgeted events (such as acquisitions).

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For each individual performance factor, threshold, target and maximum amounts are set by the Compensation Committee. Actual performance at the threshold level is reflected with a Financial Factor score of 0.5, actual performance at the target level is reflected with a Financial Factor score of 1.0 and actual performance at or above the maximum level is reflected with a Financial Factor score of 2.0. Performance between the threshold and target and between the target and maximum are interpolated on a linear basis. Actual performance below the threshold would result in a component score of 0 and the failure to achieve at least threshold performance on the consolidated net income/segment EBITDA component would result in an overall Financial Factor of 0. Because Financial Factors are capped at 2.0 and because, as described below, he does not have a Personal Performance Factor, Mr. Stroup’s ACIP payout cannot mathematically be higher than 200% of his target payout.

The performance factor definitions, thresholds, targets and actual results, as well as the applicable weighting and calculations for each NEO are contained in Appendix I, which is incorporated herein by this reference. The applicable 2018 Financial Factor for the NEOs is as follows:

Named Executive Officer	Financial Factor

Mr. Stroup	0.53

Mr. Derksen	0.53

Mr. Pennycook	0.49

Mr. Rosenberg	0.53

Mr. Vestjens	0.51

Personal Performance Factor

Each named executive officer other than Mr. Stroup establishes annual personal performance objectives. As discussed above, the Committee feels that the consolidated Financial Factor is the best reflection of Mr. Stroup’s personal performance and, thus, he does not have a separate Personal Performance Factor (“PPF”). The other NEO’s objectives are agreed upon between the NEO and Mr. Stroup. At the end of the year, the parties measure progress relative to the objectives, as well as an assessment of how effectively the individual has lived the Company’s values during the year. Mr. Stroup scores each NEO’s PPF on a scale of 0.50 to 1.50.

The personal performance goals reflected in the Personal Performance Factor measure the attainment of short- and long-term goals that often are in furtherance of achieving objectives set out in our three-year strategic plan. Personal performance goals can be qualitative in nature and the determination of the NEO’s degree of attainment of them generally requires the judgment of Mr. Stroup. The values scoring is, by definition, subjective based on the manager’s observations throughout the year, as well as feedback collected from others inside and outside of the organization.

As a general rule, the higher in the organizational structure that one sits, the more global in scope are his or her personal objectives. Mr. Derksen, as the CFO, had objectives in the areas of talent management, information technology and investor relations performance, but also focused other objectives on areas specific to the finance function, e.g., accounting, tax and capital structure. As the chief strategy officer, Mr. Rosenberg had objectives relating to the Company’s M&A funnel and integration, as well as talent management and other strategic objectives. As the EVPs of Belden’s product platforms, the objectives of Messrs. Pennycook and Vestjens were supportive of the Company’s global goals, but focused within their respective business units. Their objectives related to the areas of growth, both organic and M&A, talent management and operational excellence through the continued institution of Lean enterprise principles in their respective business units.

The 2018 Personal Performance Factors for the NEOs as recommended by Mr. Stroup and approved by the Committee ranged from 0.93 to 1.02.

Belden Inc. 2019 Proxy Statement	Page 25

Annual Cash Incentive Plan Payouts

Based on the preceding discussion, each NEO’s annual cash incentive plan award is as shown in the table below. The awards were paid out following adoption of the Financial Factors and Personal Performance Factors by the Committee in February 2018.

NEO	2018 ACIP Award ($)	Percentage of Target

John Stroup	620,100	53%

Henk Derksen	227,779	53%

Glenn Pennycook	157,217	46%

Ross Rosenberg	144,280	50%

Roel Vestjens	179,469	52%

C.      Performance-Based Equity Awards

Our long-term equity incentive plan is designed to align the financial interests of our executives and our stockholders by providing executives with a continuing stake in the long-term success of the company. With grants of SARs that have value only if Belden’s stock price increases and PSUs that only convert into Belden shares if certain performance metrics are achieved, the plan emphasizes Pay-for-Performance. For 2018, executive officers received 50% of their LTI award (discussed below) under the plan in the form of SARs and 50% in the form of PSUs.

Individual performance, the competitive market, executive experience and internal equity were factors used to determine the total dollar value of SARs and PSUs granted to each executive officer in 2018, which we refer to as the “Long-Term Incentive Value”, or “LTI Value”.

LTI Value

We use the following matrix to determine the LTI Value as a percentage of base salary for each officer:

PPF	0.85 – 1.15	1.16 – 1.50

Percentage of Target LTI	70% – 120%	100% – 190%

An officer did not receive an equity award in 2018 if his or her 2017 Personal Performance Factor was less than 0.85. Mr. Stroup does not have a target LTI percentage or a Personal Performance Factor. At its February 2018 meeting, the Compensation Committee awarded Mr. Stroup LTI with a grant date fair value of approximately $4.665 million. Messrs. Derksen, Pennycook and Vestjens each have a Target LTI percentage of 160% while Mr. Rosenberg has a Target LTI percentage of 120% of their respective base salaries.

In addition to the SARs and PSUs granted at the February 28, 2018 meeting, on May 23, 2018, the Compensation Committee granted a special long-term incentive award comprised of 50% time-vested RSUs and 50% performance-based PSUs (the “Supplemental Incentive Plan”) to Messrs. Derksen, Pennycook and Vestjens. The time-vested RSUs will cliff-vest on the four-year anniversary of the grant date. The performance-based PSUs will be earned based on relative TSR performance compared to the S&P 1500 Industrials index from the grant date to the third anniversary of the grant date, with any earned awards subject to an additional one-year vesting period. The Compensation Committee has rarely granted this type of special stock award and generally confines equity grants to the regular compensation program for its executives. In this case, however, the Compensation Committee determined that it was appropriate to make this special award to retain and incentivize key executives.

Page 26	Belden Inc. 2019 Proxy Statement

To illustrate the LTI Value matrix, assume a base salary of $400,000 and a Target LTI percentage of 50%. The Target LTI Value is $200,000. Assuming the officer’s PPF is 1.0, he or she would receive equity valued between $140,000 and $240,000. If the same officer’s PPF is 1.20, he or she would receive equity valued between $200,000 and $380,000. The exact amount granted within the range for each individual is at the discretion of the individual’s immediate supervisor (the “LTI Award”).

For 2018, the NEOs received 50% of their LTI Award in the form of SARs and 50% in the form of PSUs. We use the Black-Scholes-Merton (“Black-Scholes”) option pricing formula to calculate SAR values. Instead of using the grant date stock price as the input in the Black-Scholes formula, we use a one-year average price of the stock (the “Average Belden Stock Price”). That same price is utilized to determine the number of PSUs granted.

In summary, the LTI Award is allocated into the number of units resulting from the following formulas:

SARs = 50% of the LTI Award divided by the Black-Scholes value of a Belden SAR, rounded to the nearest unit.

PSUs = 50% of the LTI Award divided by the Average Belden Stock Price, rounded to the nearest unit.

Half of the PSUs granted in 2018 will be measured based on total stockholder return (TSR) relative to the S&P 1500 Industrials Index. The other half of the PSUs will be measured based on cumulative consolidated free cash flow, as adjusted for certain restructuring expenses in connection with acquisition integration. The PSU agreements state that following the three-year performance period, a conversion factor ranging from 0 to 2.0 will be applied to each award. The result of that formula, rounded to the nearest whole unit, is the gross number of Belden shares the officer will receive. The actual number of shares to be distributed will be net of any required withholding taxes. The PSUs granted in 2018 will be measured on the performance period from February 28, 2018 (the grant date) to December 31, 2020, in the case of the TSR-based PSUs, and January 1, 2018 to December 31, 2020, in the case of the free cash flow-based PSUs. The conversion and any required payout will occur in the first quarter of 2021.

Conversion will be effected based on threshold, target and maximum levels.

For the PSUs based on relative TSR, threshold performance results in a conversion factor of 0.25, target performance results in a conversion factor of 1.00 and maximum performance results in a conversion factor of 2.00. Performance between threshold and target and between target and maximum are interpolated on a linear basis.

For the PSUs based on consolidated free cash flow, threshold performance results in a conversion factor of 0.50, target performance results in a conversion factor of 1.00 and maximum performance results in a conversion factor of 2.00. Performance between threshold and target and between target and maximum are interpolated on a linear basis.

The SARs provide a material incentive for executives to increase the Company’s share price during their ten-year term, and they serve as a retention tool because they take three years to fully vest. The PSUs drive performance against targets during the three-year performance period, as PSUs will not convert to Belden shares if performance thresholds are not achieved (as was the case in 2018 for the PSUs granted in 2015).

Belden Inc. 2019 Proxy Statement	Page 27

At its February 2018 meeting, the Compensation Committee approved equity award grants in the form of 257,465 SARs, 99,934 PSUs and 45,315 RSUs to over 340 employees. As previously disclosed, the Compensation Committee also approved equity award grants in the form of 57,926 PSUs and 57,926 RSUs to Messrs. Derksen, Pennycook and Vestjens as part of the Supplemental Incentive Program. The table below shows the total 2018 grants of SARs and RSUs to the named executive officers.

2018 Equity Awards to NEOs

NEO	SARs(1)	PSUs	RSUs

Mr. Stroup	84,832	30,598	-

Mr. Derksen	16,328	28,136	22,232

Mr. Pennycook	13,606	22,767	17,847

Mr. Rosenberg	8,890	3,214	-

Mr. Vestjens	13,606	22,767	17,847

(1)	The Committee granted the listed SARs to the NEOs at the closing price of Belden stock on February 28, 2018 ($72.73), the grant date of the awards.

2016-2018 PSU Grant

Beginning in 2015, the Company moved from a one-year performance measurement period to a three-year performance measurement period for its PSUs. The three-year performance measurement period for PSUs granted in 2016 ended on December 31, 2018. At its February 2019 meeting, the Compensation Committee certified a conversion ratio of 0 for TSR PSUs, and a conversion ratio of 0.78 for Free Cash Flow PSUs, resulting in each NEO receiving 39% of the common shares associated with the 2016 PSU grant. The threshold, target, maximum and actual performance are shown below:

Factor	Threshold	Target	Maximum	Actual

Relative TSR	25th Percentile	50th Percentile	75th Percentile	11th Percentile

Consolidated Free Cash Flow	$606 million	$758 million	$910 million	$691 million

Free cash flow is defined as net cash provided by operating activities, adjusted for certain acquisition and divestiture transaction costs and capital expenditures, plus of the proceeds from the disposal of tangible assets.

VI.      Compensation Policies and Other Considerations

Stock Ownership Guidelines

To align their interests with those of the Company’s stockholders, the Company’s executive officers must hold stock whose value is at least three times their annual base salary (six times in the case of Mr. Stroup). Officers have five years from the date they are appointed as an officer to acquire the appropriate shareholdings. In addition, officers must make interim progress toward the ownership requirement during the five year period – 20% after one year, 40% after two years, 60% after three years and 80% after four years. For purposes of determining ownership, unvested RSUs and the value of vested but unexercised, in-the-money options and SARs are included. For calculation purposes, the Company will use the higher of the current trading price or the acquisition price. As of March 27, 2019 (our record date for the annual meeting), each of the named executive officers except for Mr. Rosenberg either met his interim or five-year stock ownership guideline. In accordance with Company policy, an officer is prohibited from selling Belden stock until the officer meets the applicable guideline.

Page 28	Belden Inc. 2019 Proxy Statement

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes the Company from taking a federal income tax deduction for compensation paid in excess of $1 million to our “covered employees” (which included the CEO and our three other most highly-compensated executive officers, other than the Chief Financial Officer, for years prior to 2018 and now includes all NEOs, including the CFO). Prior to 2018, this limitation did not apply to “performance-based” compensation. While the Compensation Committee has generally attempted to maximize the tax deductibility of executive compensation, the Compensation Committee believes that the primary purpose of our compensation program is to support the Company’s business strategy and the long-term interests of our shareholders. Therefore, the Compensation Committee has maintained the flexibility to award compensation that may not be tax deductible if doing so furthers the objectives of our executive compensation program.

Under the December 2017 U.S. tax reform, the exception to Section 162(m) for performance-based compensation was repealed for tax years beginning after December 31, 2017, subject to certain transition and grandfathering rules. Despite these new limits on the deductibility of performance-based compensation, the Compensation Committee continues to believe that a significant portion of our named executive officers’ compensation should be tied to the Company’s performance. Therefore, it is not anticipated that the changes to Section 162(m) will significantly impact the design of our compensation program going forward.

Annual non-equity based incentive compensation and PSUs for our Named Executive Officers are unguaranteed, subject to maximum payout amounts based on the achievement of the performance objectives established by the Compensation Committee annually. These objectives are selected by the Compensation Committee from among the performance metrics in the annual incentive plan for non-equity based compensation and the long term incentive plan for the PSUs. The Compensation Committee may exercise discretion to adjust the award based on an assessment of Company and individual performance. Also, our compensation plans comply with the requirements of Internal Revenue Code Section 409A, which requires that nonqualified deferred compensation arrangements must meet specific requirements.

In accordance with FASB ASC Topic 718, for financial statement purposes, we expense all equity-based awards over the period earned based upon their estimated fair value at grant date.

Executive Compensation Recovery

In accordance with the Sarbanes-Oxley Act of 2002, Mr. Stroup, as CEO, and Mr. Derksen, as CFO, must forfeit certain bonuses and profits if the Company is required to restate its financial statements as a result of misconduct. In addition, if the Board of Directors determines that any other executive officer has engaged in fraudulent or intentional misconduct that results in the Company restating its financial statements because of a material inaccuracy, the Company, as permitted by law, will seek to recover any cash incentive compensation or other equity-based compensation (including proceeds from the exercise of a stock option or SAR) received by the officer from the Company during the 12-month period following the first public issuance or filing with the SEC of the financial statement required to be restated. The Company will revisit its clawback policies once the proposed rules issued by the SEC implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) are finalized.

Insider Trading; Hedging and Pledging of Company Stock

Company policy requires executive officers and directors to consult the Company’s legal department prior to engaging in transactions involving Belden stock. In order to protect the Company from exposure under insider trading laws, executive officers and directors are encouraged to enter into pre-programmed trading plans under Securities Exchange Act Rule 10b5-1. The Company will not approve hedging or monetization transactions including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities. Executive officers and directors are prohibited

Belden Inc. 2019 Proxy Statement	Page 29

from utilizing margin accounts to engage in transactions in Belden stock and from pledging Belden stock for any purpose. In light of the issuance of final rules regarding disclosure of hedging policies by the SEC in December 2018, the Company is considering whether to apply the existing policy to a broader population of employees than the executive officers. Disclosure of any revisions on the policy will be made in compliance with the final rules.

Equity Compensation Grant Practices

The Compensation Committee approves all grants of equity compensation, including stock appreciation rights, performance stock units and restricted stock units, to executive officers of the Company, as defined in Section 16 of the Exchange Act. All elements of executive officer compensation are reviewed by the Compensation Committee annually at a first quarter meeting. Generally, the Company’s awards of stock appreciation rights, performance stock units and/or restricted stock units are made at that meeting, but may be made at other meetings of the Compensation Committee, as was the case in 2018 with grants made pursuant to the Supplemental Incentive Program. The Compensation Committee meeting date, or the next business day if the meeting falls on a non-business day, is the grant date for stock appreciation rights and restricted stock unit awards. The Company may also make awards in connection with acquisitions or promotions, or for retention purposes. Under the Company’s equity plan, the Compensation Committee may delegate to the Company’s CEO the authority to grant stock options to any employees of the Company other than executive officers of the Company as that term is defined in Section 16 of the Exchange Act. The Compensation Committee has exercised this authority and delegated to the CEO the ability to make limited equity grants in connection with promotion, retention and acquisitions, which he uses strategically but infrequently. Awards made by the CEO are reported to the Compensation Committee on a periodic basis.

Employment Agreements: Severance, Termination and Retirement

The Company has an employment agreement with each of the named executive officers. We believe that our agreements are essential in attracting and retaining the desired executive talent in a competitive market. In addition, the agreements benefit the Company by providing for the upfront agreement of each executive on certain important provisions, including post-termination covenants and an agreement to provide a full release of claims against the Company. These agreements address key provisions of the employment relationship, including payment of severance benefits upon a termination of employment before and after a change of control of the Company. Beginning in 2010, new executive employment agreements no longer contain a gross-up to compensate the executives for an Internal Revenue Code Section 280G excise tax. Instead the executives are given the option of either (a) collecting their full severance and paying the excise tax themselves with no assistance from the Company or (b) reducing the severance payments to an amount that prevents the excise tax from being imposed. Information regarding benefits under these agreements is provided following this Compensation Discussion and Analysis under the heading Potential Payments upon Termination or Change of Control.

Aircraft

The Company owns and from time to time leases corporate aircraft to provide flexibility to executive officers and other associates to allow more efficient use of executive time for Company matters. The Nominating and Corporate Governance Committee reviews management’s use of corporate aircraft throughout the year to confirm that it is consistent with this philosophy and in full compliance with the regulations promulgated by the Federal Aviation Administration, the Internal Revenue Service and the Securities and Exchange Commission.

Benefits and Perquisites

The named executive officers receive retirement and health care benefits on a consistent basis with other Belden employees. As described in Pension Benefits and Nonqualified Deferred Compensation, excess defined benefit and defined contribution plans are offered to eligible U.S. employees. In order to attract and retain talented officers, we have provided certain other compensation to our NEOs. It is our policy to not provide tax gross-ups for any perquisites provided to executive officers.

Page 30	Belden Inc. 2019 Proxy Statement

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section of this proxy statement. Based on such review and discussion, the Compensation Committee recommended to the Board of Belden that the Compensation Discussion and Analysis be included in the proxy statement.

Compensation Committee

David Aldrich (Chair)

Lance Balk

Jonathan Klein

Compensation and Risk

We consider the variable, pay-for-performance components of our compensation programs to assess the level of risk-taking these elements may create. The variable components of our compensation programs offered to management (including our executives) are our annual cash incentive plan and performance-based equity awards program. We believe the way we select and set performance goals and targets with multiple levels of performance; using gradually-sloped payout curves that do not provide large payouts for small incremental improvements; and confirming the achievement of performance before issuing the awards, all reduce the potential for management’s excessive risk-taking or poor judgment. Consistent with sound risk management, we limit the annual cash incentive award by capping the financial factor component at two times the target, as well as capping the awards themselves at the lesser of three times target or $5 million. The long-term incentive is limited through the use of a fixed percentage of the participant’s base salary. In addition, we require that executive officers adhere to stock ownership guidelines to promote a long-term focus and have adopted a compensation recovery policy in the event of fraudulent or intentional misconduct that leads to a restatement of our financial results.

We also consider our variable compensation programs offered to other associates. These are primarily incentive programs offered to sales and marketing associates. We believe the way we administer these programs reduces the potential of their causing a material adverse impact on the Company through excessive risk-taking. We have customer contract practices with respect to operating margins, customer creditworthiness, and channel management that are designed to reduce poor judgment in connection with entering into sales contracts having unreasonable terms. Sales targets are not designed to provide large payouts that are either based on small incremental improvement or overly aggressive goals that could induce excessive risk-taking by the salesperson. These programs are monitored throughout the performance period to ensure they are being properly administered. The results are subject to multiple levels of approval, including through the involvement of internal and external audit resources.

Pay Ratio Disclosure

In accordance with its rulemaking responsibilities related to the Dodd-Frank Act, the Securities and Exchange Commission has adopted a rule that requires annual disclosure of the ratio of the median Company employee’s total annual compensation to the total annual compensation of the Company’s principal executive officer. The Company’s principal executive officer is John Stroup, President, Chief Executive Officer and Chairman of the Board.

2018

Belden’s median employee was determined by reviewing the cash compensation paid to all Belden employees worldwide¸ including Belden employees based in countries where the cost of living and average salaries in the market are substantially lower than the United States, from November 1, 2016 to October 30, 2017. As permitted by item 402(u) to Regulation SK, because Belden has not experienced a change in employee population that it reasonably believes would significantly affect its pay ratio disclosure, the data used to select the median employee in 2018 is the same data used in 2017. The employee that was the median employee in 2017 is no longer with Belden. Accordingly, a similarly situated and compensated employee has been substituted in his or her place.

Belden Inc. 2019 Proxy Statement	Page 31

Once the median employee was identified, the calculation of annual total compensation for that median employee was determined in the same manner as the “Total Compensation” shown for Mr. Stroup in the Summary Compensation Table contained herein. Compensation elements that were included in the annual total compensation for the median employee include: cash compensation received in 2018, matching payments related to Company retirement plans, and any other compensation received in 2018.1

The median total annual compensation of Belden associates, excluding Mr. Stroup, in 2018 was $43,268.39. As disclosed herein, Mr. Stroup’s total reported 2018 compensation was $6,335,887. Accordingly, Mr. Stroup’s reported 2018 compensation was approximately 146 times that of the median of the total annual compensation of all employees other than Mr. Stroup.

2017

In preparing the pay ratio disclosure applicable to 2018, Belden determined that the 2017 pay ratio disclosure was incorrectly calculated due to a currency translation error. The actual median total annual compensation of Belden associates, excluding Mr. Stroup, in 2017 was $40,335.18. As disclosed in the 2018 Proxy Statement and Notice of Annual Meeting of Shareholders, Mr. Stroup’s total reported 2017 compensation was $7,012,404. Accordingly, Mr. Stroup’s reported 2017 compensation was approximately 174 times that of the median of the total annual compensation of all employees other than Mr. Stroup.

[1]

The median employee for each of 2018 and 2017 was located in a foreign jurisdiction. Foreign currency was translated to U.S. dollars using the average 2018 and 2017 dollar to foreign currency exchange rates as of 12/31/2018 and 12/31/2017, respectively.

Page 32	Belden Inc. 2019 Proxy Statement

 Pay for Performance in Action

In reviewing the Compensation Tables that follow, it is important to note that equity based compensation is reported based on the fair value at the grant date as determined under GAAP. As a result, it is not fully illustrative of compensation actually received. For example, Mr. Stroup’s 2016 compensation was reported as $6,254,208. However, the performance thresholds associated with the PSUs used to calculate Mr. Stroup’s 2016 compensation were only partially met, and accordingly those PSUs will convert to shares of Belden stock at a 1:0.39 basis. Further, the exercise price associated with the SARs granted in 2016 is in excess of the price per share of Belden’s common stock as of December 31, 2018. Accordingly, of the $6,254,208 reported as Mr. Stroup’s compensation for 2016, approximately $3.0 million was without value as of December 31, 2018. All of our NEOs and other senior managers are similarly affected. This illustrates how the interests of Belden’s executive officers are aligned with those of Belden’s shareholders.

The disparity between reported compensation and compensation that may be received in the future is depicted graphically in the chart below, which shows Mr. Stroup’s reported compensation in each of 2016, 2017 and 2018, the value of that compensation as of December 31, 2018 (when Belden common stock was trading at $41.77), and the value of such compensation that may be realizable in the future if Belden common stock is trading at $87.00 (its 2018 high) or $100. “Reported” compensation as shown in the chart below reflects the total annual compensation paid to Mr. Stroup as reported in the Company’s 2017, 2018, and 2019 proxy statements. The other fields show the value of Mr. Stroup’s annual compensation for each of 2016, 2017 and 2018 after taking into account the conversion of PSUs and the value of Mr. Stroup’s SARs using an assumed price of Belden’s common stock as indicated in the chart below. As mentioned above, PSUs granted in 2016 will convert to shares of Belden common stock at a 1.0:0.39 ratio. For the purposes of this depiction only, it has been assumed that 2017 PSUs will convert to shares of Belden stock at a 0.80 factor, and 2018 PSUs will convert to shares of Belden stock at a 0.90 factor.

As illustrated by this chart, it takes years to determine whether a particular year’s compensation will end up resulting in the realization of more or less than the amount reported. It is subject to a number of factors, but is most sensitive to the price of Belden stock. This should illustrate to a reader that the Belden Compensation Program is effective in aligning pay and performance in that the reported level of compensation is only attained when performance is at a level satisfactory to the investor community.

Belden Inc. 2019 Proxy Statement	Page 33

Compensation Tables

Starting on the next page are the following compensation tables:

•	Summary Compensation Table;

•	Grants of Plan-Based Awards;

•	Outstanding Equity Awards at Fiscal Year-End;

•	Option Exercises and Stock Vested;

•	Pension Benefits;

•	Nonqualified Deferred Compensation; and

•	Potential Payments Upon Termination or Change-in-Control.

Page 34	Belden Inc. 2019 Proxy Statement

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary(1) ($) (c)	Bonus ($) (d)	Stock Awards(2) ($) (e)	Option Awards(3) ($) (f)	Non-Equity Incentive Plan Compen- sation(4) ($) (g)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(5) ($) (h)	All Other Compensa- tion(6) ($) (i)	Total ($) (j)
John Stroup	2018	893,750	-	2,584,766	2,142,882	620,100	-	94,389	6,335,887
President and	2017	875,000	-	2,824,820	2,353,193	455,000	372,982	131,409	7,012,404
Chief Executive	2016	868,750	-	1,825,283	1,525,278	1,660,750	273,681	100,466	6,254,208
Officer and Chairman
Henk Derksen	2018	570,221		3,458,402	413,425	227,779	16,182	45,780	4,731,789
Senior Vice	2017	551,391	-	642,076	534,812	176,970	151,118	64,291	2,120,658
President, Finance,	2016	512,820	-	368,965	308,325	712,000	100,069	45,924	2,048,103
and Chief Financial
Officer
Glenn Pennycook	2018	454,809		2,791,504	344,504	157,217	42,747	38,519	3,829,300
Executive Vice	2017	405,991	-	404,515	336,923	247,500	78,124	40,769	1,513,818
President, Enterprise Solutions	2016	379,430	-	230,603	192,710	332,260	73,140	41,961	1,250,104
Ross Rosenberg	2018	412,694		271,503	225,095	144,280	-	15,704	1,069,276
Senior Vice	2017	407,614	-	282,430	235,330	114,690	-	16,271	1,056,335
President, Strategy	2016	398,665		212,155	177,284	369,380	-	20,849	1,178,333
and Corporate Development
Roel Vestjens	2018	455,689		2,791,504	344,504	179,469	-	39,187	3,810,353
Executive Vice	2017	413,874	-	404,515	336,923	195,660	-	43,028	1,394,002
President, Industrial Solutions	2016	388,547	-	212,155	177,284	347,520	-	63,917	1,189,423

(1)	Salaries are amounts actually received.

(2)

Reflects the aggregate grant date fair value with respect to awards of stock for each named officer computed in accordance with FASB ASC Topic 718. See Grants of Plan-Based Awards Table for 2018 stock awards to the named officers. The assumptions used in calculating these amounts are described in Note 18: Share-Based Compensation, to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Some of the amounts listed in column (e) represent the grant date fair value of performance share units (“PSUs”) based on the assumption that the Company would meet its performance goals at the target level, resulting in one share of Belden stock, being issued to the officer for each PSU. Performance over the relevant three-year measurement period at 120% of target levels or greater (in the case of PSUs based on free cash flow) or at or greater than the 75th percentile (in the case of PSUs based on relative TSR) could result in the issuance of two shares of Belden stock for each PSU. During each performance period, the Company periodically analyzes performance and makes appropriate adjustments to the amount of stock-based compensation expense it records. Based on this structure, the maximum grant date fair values of the stock awards for each NEO (in dollars) are as follows:

	Mr. Stroup	Mr. Derksen	Mr. Pennycook	Mr. Rosenberg	Mr. Vestjens

2018	5,169,532	4,376,132	3,543,452	543,006	3,543,452

2017	5,649,640	1,284,152	809,030	564,860	809,030

2016	3,650,567	737,930	461,206	424.310	424,310

(3)

Reflects the aggregate grant date fair value with respect to awards of options or SARs for each named officer computed in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are described in Note 18: Share-Based Compensation, to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Belden Inc. 2019 Proxy Statement	Page 35

(4)	Represents amounts earned under the Company’s annual cash incentive plan as determined by the Compensation Committee at its February 2019 meeting.

(5)

The amounts in this column reflect the increase in the actuarial present value of the accumulated benefits under the Company’s defined benefit plans in which the named executives participate. None of the named executives received above-market or preferential earnings on deferred compensation.

(6)	The amounts (in dollars) shown in column (i) for 2018 consist of the following:

	Total	Company’s Matching Contributions In Its Defined Contribution Plan	Life Insurance and Long Term Disability Benefits	Tax Preparation Costs

John Stroup	94,389	60,694	5,295	28,400

Henk Derksen	45,780	33,623	4,657	7,500

Glenn Pennycook	38,519	31,604	6,915	-

Ross Rosenberg	15,704	12,375	3,329	-

Roel Vestjens	39,187	29,311	3,221	6,655

Page 36	Belden Inc. 2019 Proxy Statement

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards(5) ($ per Share)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John Stroup		ACIP	585,000	1,170,000	2,340,000
	02/28/18	PSU				11,422	30,458	60,916				2,584,766
	02/28/18	SAR								84,632	72.73	2,142,882
Henk Derksen		ACIP	107,443	429,773	1,289,318
	05/23/18	RSU							22,232			1,270,336
	05/23/18	PSU				5,558	22,232	44,464				1,689,410
	02/28/18	PSU				2,214	5,904	11,808				498,656
	02/28/18	SAR								16,328	72.73	413,425
Glenn Pennycook		ACIP	86,250	345,000	1,035,000
	05/23/18	RSU							17,847			1,019,778
	05/23/18	PSU				4,462	17,847	35,694				1,356,194
	02/28/18	PSU				1,845	4,920	9,840				415,533
	02/28/18	SAR								13,606	72.73	344,504
Ross Rosenberg		ACIP	72,8401	289,603	868,808
	02/28/18	PSU				1,205	3,214	6,428				271,503
	02/28/18	SAR								8,890	72.73	225,095
Roel Vestjens		ACIP	86,250	345,000	1,035,000
	05/23/18	RSU							17,847			1,019,778
	05/23/18	PSU				5,558	17,847	35,694				1,356,194
	02/28/18	PSU				1,845	4,920	9,840				415,533
	02/28/18	SAR								13,606	72.73	344,504

(1)

The amounts in column (c) represent the cash payment under the Company’s annual cash incentive plan (“ACIP”) that would have been made if the threshold performance for 2018 was met, including a personal performance factor of 0.5; the amounts in column (d) represent the cash payment under ACIP that would have been made if the target performance for 2018 was met; and the amounts in column (e) represent the maximum cash payment under ACIP, the lesser of three times target or $5 million. For Mr. Stroup, the maximum cash payment under ACIP is two times target because the company financial factor is capped at 2.0 and because a personal performance factor is not utilized for him.

(2)

The Compensation Committee granted the performance stock unit awards (PSUs) at its February 28, 2018 meeting. The PSUs granted in 2018 will be measured on the performance period from February 28, 2018 (the grant date) to December 31, 2020, in the case of the TSR-based PSUs, and January 1, 2018 to December 31, 2020, in the case of the free cash flow-based PSUs. Any payout will be made in shares of Belden stock in 2021. The conversion factor from PSUs to shares is based on the Company’s total stockholder return over the performance period measured relative to the S&P 1500 Industrials Index (the “Index”), weighted 50%, and the company’s consolidated free cash flow over the performance period, weighted 50%. In addition to the PSUs granted at the February 28, 2018 meeting, on May 23, 2018, the Compensation Committee granted a special long-term incentive award comprised of 50% time-vested RSUs and 50% performance-based PSUs under the Supplemental Incentive Plan to Messrs. Derksen, Pennycook and Vestjens. The PSUs granted on May 23, 2018 will convert into Belden shares based on the Company’s total stockholder return from May 23, 2018 to May 23, 2021 measured relative to the Index.

(3)

The Compensation Committee granted Restricted Stock Units (RSUs) to Messrs. Derksen, Pennycook and Vestjens on May 23, 2018, for general retention purposes. The RSUs vest entirely on the fourth anniversary of the grant date.

(4)

The amounts in column (j) are the number of SARs granted to each of the named executive officers in 2018. These awards vest in equal amounts over three years on the first, second and third anniversaries of the grant date and expire on the tenth anniversary of the grant date.

(5)	The exercise price for awarded SARs was the closing price of the Belden shares on the grant date.

Belden Inc. 2019 Proxy Statement	Page 37

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(1)	Number of Securities Underlying Unexercised Options(2)(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price(4)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6)
(a)	(#) Exercisable (b)	(#) Unexercisable (c)	(#) (d)	($) (e)	(f)	(#) (g)	($) (h)	# (i)	($) (j)
John Stroup	54,412	-	-	72.570	3/4/2024	-	-	30,078	1,256,358
	62,672	-		89.230	2/25/2025			32,485	1,356,898
	54,117	27,058		52.890	2/24/2026			30,598	1,278,078
	28,722	57,444		74.910	2/22/2027
	-	84,632		72.730	2/28/2028
Henk Derksen	10,230	-	-	35.830	3/1/2021	-	-	6,080	253,962
	3,100	-		28.760	8/28/2021			7,383	308,388
	24,810	-		39.830	2/27/2022			5,904	246,610
	15,234	-		50.010	3/4/2023			22,232	928,631
	15,068	-		72.570	3/4/2024			22,232	928,631
	13,370	-		89.230	2/25/2025
	10,940	5,469		52.890	2/24/2026
	6,528	13,055		74.910	2/22/2027
	-	16,328		72.730	2/28/2028
Glenn Pennycook	11,200	-	-	35.830	3/1/2021	-	-	3,800	158,726
	9,950	-		39.830	2/27/2022			4,651	194,272
	6,311	-		50.010	3/4/2023			4,920	205,508
	5,441	-		72.570	3/4/2024			17,847	745,469
	6,351	-		89.230	2/25/2025			17,847	745,469
	6,838	3,418		52.890	2/24/2026
	4,113	8,224		74.910	2/22/2027
	-	13,606		72.730	2/28/2028
Ross Rosenberg	30,600	-		50.070	2/18/2023			3,496	146,027
	3,069	-		72.570	3/4/2024			3,248	135,669
	7,521	-		89.230	2/25/2025			3,214	134,249
	6,290	3,145		52.890	2/24/2026
	2,873	5,744		74.910	2/22/2027
	-	8,890		72.730	2/28/2028
Roel Vestjens	980	-	-	39.830	2/27/2022	-	-	3,496	146,028
	5,392	-		50.010	3/4/2023			4,651	194,272
	6,697	-		72.570	3/4/2024			4,920	205,508
	8,356	-		89.230	2/25/2025			17,847	745,469
	6,290	3,145		52.890	2/24/2026			17,847	745,469
	4,113	8,224		74.910	2/22/2027
	-	13,606		72.730	2/28/2028

(1)	Shows vested SARs.

(2)	Shows unvested SARs.

(3)

For Mr. Stroup, his 27,059 unexercisable SARs expiring on February 24, 2026 vested on February 24, 2019. His 57,444 unexercisable SARs expiring on February 22, 2027 vest as follows: 28,722 on February 22, 2019, and 28,722 on February 24, 2020. His 84,632 unexercisable SARs expiring on February 28, 2028 vest as follows: 28,211 on February 28, 2019, 28,211 on February 28, 2020, and 28, 210 on February 28, 2021.

Page 38	Belden Inc. 2019 Proxy Statement

For Mr. Derksen, his 5,469 unexercisable SARs expiring on February 24, 2026 vested on February 24, 2019. His 13,055 unexercisable SARs expiring on February 22, 2027 vest as follows: 6,258 on February 22, 2019, and 6,527 on February 22, 2020. His 16, 328 unexercisable SARs expiring February 28, 2029 vest as follows: 5,443 on February 28, 2019; 5,443 on February 28, 2020; and 5,442 on February 28, 2021.

For Mr. Pennycook, 3,418 unexercisable SARs expiring on February 24, 2026 vested on February 24, 2019. His 8,224 unexercisable SARs expiring on February 22, 2027, vest as follows: 4,112 on February 22, 2019, and 4,112 on February 22, 2020. His 13,606 unexercisable SARs expiring on February 28, 2028, vest as follows: 4,536 on February 28, 2019; 4,535 on February 28, 2020, and 4,535 on February 28, 2021.

For Mr. Rosenberg, his 3,145 unexercisable SARs expiring on February 24, 2026 vest on February 26, 2019. His 5,744 unexercisable SARs expiring on February 22, 2027 vest as follows: 2,872 on February 22, 2019 and 2,872 on February 22, 2020. His 8,890 unexercisable SARs expiring on February 28, 2028 vest as follows: 2,964 on February 28, 2019, 2,963 on February 28, 2020, and 2,963 on February 28, 2021.

For Mr. Vestjens, his 3,145 unexercisable SARs expiring on February 24, 2026 vested on February 24, 2019. His 8,224 SARs expiring on February 22, 2027 vest as follows: 4,112 on February 22, 2019; and 4,112 on February 22, 2020. His 13,606 unexercisable SARs expiring on February 28, 2028, vest as follows: 4,536 on February 28, 2019; 4,535 on February 28, 2020, and 4,535 on February 28, 2021

(4)	The exercise price of SAR awards granted is the closing price of Belden shares on the grant date.

(5)

On each of February 24, 2016 February 22, 2017, and February 28, 2018, the NEOs were granted PSUs. Each tranche of PSUs carries a three year measurement period. Based on the Company’s performance during this period on total stockholder return relative to the S&P 1500 Industrials Index, weighted 50%, and on consolidated free cash flow, weighted 50%, a conversion factor from 0 to 2.0 will be generated. If the conversion factor is greater than 0, the PSUs will be converted to a whole number of shares and delivered to the NEOs upon conversion.

On May 23, 2018, the Compensation Committee granted a special long-term incentive award comprised of 50% time-vested RSUs and 50% performance-based PSUs to Messrs. Derksen, Pennycook and Vestjens under the Supplemental Incentive Plan.

Mr. Stroup’s 30,078 PSUs were reviewed by the Compensation Committee on February 12, 2019 and, based on the conversion ratio, they converted to 11,730 shares. His 32,485 PSUs will be reviewed at the first quarter 20    20 Compensation Committee meeting. His 30,598 PSUs will be reviewed at the first quarter 2021 Compensation Committee meeting.

Mr. Derksen’s 6,080 PSUs were reviewed by the Compensation Committee on February 12, 2019 and, based on the conversion ratio, they converted to 2,371 shares. His 7,383 PSUs will be reviewed at the first quarter 2020 Compensation Committee meeting. His 5,904 PSUs will be reviewed at the first quarter 2021 Compensation Committee meeting. His 22,232 Supplemental Incentive Plan PSUs and 22,233 Supplemental Incentive Plan RSUs vest as described in the discussion of the Supplemental Incentive Plan above.

Mr. Pennycook’s 3,800 PSUs were reviewed by the Compensation Committee on February 12, 2019 and, based on the conversion ratio, they converted to 1,482 shares. His 4,651 PSUs will be reviewed at the first quarter 2020 Compensation Committee meeting. His 4,920 PSUs will be reviewed at the first quarter 2021 Compensation Committee meeting. His 17,847 Supplemental Incentive Plan PSU’s and 17,847 Supplemental Incentive Plan RSUs vest as described in the discussion of the Supplemental Incentive Plan above.

Mr. Rosenberg’s 3,496 PSU’s were reviewed by the Compensation Committee on February 12, 2019 and, based on the conversion ratio, they converted to 1,363 shares. His 3,248 PSUs will be reviewed at the first quarter 2020 Compensation Committee meeting. His 3,214 PSUs will be reviewed at the first quarter 2021 Compensation Committee meeting.

Mr. Vestjens’ 3,496 PSUs were reviewed by the Compensation Committee on February 12, 2019 and, based on the conversion ratio, they converted to 1,363 shares. His 4,651 PSUs will be reviewed at the first quarter 2020 Compensation Committee meeting. His 4,920 PSUs will be reviewed at the first quarter 2021 Compensation Committee meeting. His 17,847 Supplemental Incentive Plan PSU’s and 17,847 Supplemental Incentive Plan RSUs vest as described in the discussion of the Supplemental Incentive Plan above.

(6)	The market value represents the product of the number of shares and the closing market price of Belden shares on December 31, 2018 ($41.77).

Belden Inc. 2019 Proxy Statement	Page 39

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
(a)	(b)	(c)	(d)	(e)

John Stroup	-	-	-	-

Henk Derksen	-	-	-	-

Glenn Pennycook	-	-	-	-

Ross Rosenberg	550	61,900(2)	-	-

Roel Vestjens	-	-	-	-

(1)

The PSUs granted to executive officers in 2015 and vested in 2018 converted into shares of Belden stock and a conversion ratio of 0. Accordingly, no shares of Belden common stock were acquired upon vesting of any previously issued awards during 2018.

(2)	During 2018, Mr. Rosenberg exercised the following SARs and sold the resulting shares pursuant to his 10b5-1 plan:

Date	Number of SARS	Market Price	Exercise Price	Pre-tax proceeds	Resulting shares	Net proceeds

02/27/2018	2,477	$75.000	$50.010	$61,900	550	$41,041

Page 40	Belden Inc. 2019 Proxy Statement

PENSION BENEFITS

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
John Stroup	Pension Plan	13.2	681,379	-
	Excess Plan		1,682,510	-
	Postretirement Life Benefits		1,215	-

Henk Derksen	Pension Plan	8.8	381,966	-
	Excess Plan		229,557	-

Glenn Pennycook	Pension Plan	10.1	346,141	-
	Excess Plan		76,843	-

Ross Rosenberg	Pension Plan	-	-	-
	Excess Plan		-	-

Roel Vestjens	Pension Plan	-	-	-
	Excess Plan		-	-

(1)

Messrs. Stroup, Derksen and Pennycook participate in the Belden Wire & Cable Company Pension Plan (“Pension Plan”) and the Belden Wire & Cable Company Supplemental Excess Defined Benefit Plan (“Excess Plan”). Mr. Rosenberg does not participate in the plans because he joined the Company after the plans were closed to new participants in 2010. Mr. Vestjens does not participate in the plans because he relocated to the U.S. after they were closed to new participants in 2010. The Pension Plan is a cash balance plan. The account of each participant increases on an annual basis by 4% of the participant’s eligible compensation up to the Social Security wage limit ($128,400 for 2018) and by 8% of the participant’s eligible compensation in excess of the Social Security wage limit up to the limit on compensation that may be taken into account by a plan qualified under the Internal Revenue Code ($275,000 for 2018). The Excess Plan provides the benefit to the participant that would have been available under the Pension Plan if there were not a limit on compensation that may be taken into account by a plan qualified under the Internal Revenue Code. In general, eligible compensation for a participant includes base salary plus any amount earned under the annual cash incentive plan. Upon retirement, participants in the Pension Plan may elect a lump sum distribution or a variety of annuity options. Upon retirement, participants in the Excess Plan will receive a lump sum distribution.

(2)	The computation of the value of accumulated benefit for each individual incorporates a 4.10% discount rate, an interest credit rate of 4.50%, and an expected retirement age of 65.

NONQUALIFIED DEFERRED COMPENSATION(1)

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)

John Stroup	262,625	48,319	59,304	-	3,037,651

Henk Derksen	26,331	21,248	8,812	-	467,406

Glenn Pennycook	125,979	19,229	17,045	-	896,432

Ross Rosenberg	-	-	-	-	-

Roel Vestjens	20,581	16,936	2,898	-	167,269

(1)

Each of Messrs. Stroup, Derksen, Pennycook, and Vestjens participates in the Belden Supplemental Excess Defined Contribution Plan. Mr. Rosenberg does not participate in the Belden Supplemental Excess Defined Contribution Plan. Amounts reflected in column (c), but not those in column (d), have been reflected in column (i) of the Summary Compensation Table.

Belden Inc. 2019 Proxy Statement	Page 41

EMPLOYMENT, SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company has written agreements with each of the named executive officers. The Compensation Committee (with the assistance of Deloitte Consulting and management) annually reviews the key provisions of the executive employment agreements to ensure they are competitive, based on peer group and market survey data.

John Stroup. Mr. Stroup entered into an employment agreement with the Company, effective October 31, 2005, and it was amended and restated in 2008. The amended agreement was for a term through October 31, 2011 and automatically renews for additional one-year terms if not terminated by either party. It is subject to earlier termination based on disability, death, termination by the Company, with or without cause, and before or after a change in control of the Company. Mr. Stroup’s current base salary of $900,000 per year is subject to annual review. He is entitled to participate in the Company’s long-term incentive plan, annual cash incentive plan, and all other employment benefit plans available to senior executives. His target annual cash incentive award is 130% of his base salary. Amounts payable in the event of Mr. Stroup’s separation of employment are noted below under “Potential Payments upon Termination or Change in Control.”

Henk Derksen. Mr. Derksen entered into an employment agreement with the Company, effective January 1, 2010. It was amended and restated as of January 1, 2012 when Mr. Derksen was promoted to his current position. The agreement’s initial term was for three years and it automatically renews for additional one-year terms if not terminated by either party. It is subject to earlier termination based on disability, death, termination by the Company, with or without cause, and before or after a change in control of the Company. Mr. Derksen’s annual base salary of $573,030 is subject to annual review. Mr. Derksen is entitled to participate in the Company’s long-term incentive plan, annual cash incentive plan and all other employment benefit plans available to senior executives. His target annual cash incentive award is 75% of his base salary. Amounts payable in the event of his separation of employment are noted below under “Potential Payments upon Termination or Change in Control.”

Glenn Pennycook. Mr. Pennycook entered into an employment agreement with the Company, effective May 30, 2013, in connection with his promotion to his current position. The agreement’s initial term was for one year and it automatically renews for additional one-year terms if not terminated by either party. It is subject to earlier termination based on disability, death, termination by the Company, with or without cause, and before or after a change in control of the Company. Mr. Pennycook’s annual base salary of $460,000 is subject to annual review. Mr. Pennycook is entitled to participate in the Company’s long-term incentive plan, annual cash incentive plan and all other employment benefit plans available to senior executives. His target annual cash incentive award is 75% of his base salary. Amounts payable in the event of his separation of employment are noted below under “Potential Payments upon Termination or Change in Control.”

Ross Rosenberg. Mr. Rosenberg entered into an employment agreement with the Company, effective May 28, 2014, in connection with his promotion to his current position. The agreement’s initial term is for one year and it automatically renews for additional one-year terms if not terminated by either party. It is subject to earlier termination based on disability, death, termination by the Company, with or without cause, and before or after a change in control of the Company. Mr. Rosenberg’s annual base salary, currently $413,718, is subject to annual review. Mr. Rosenberg is entitled to participate in the Company’s long-term incentive plan, annual cash incentive plan and all other employment benefit plans available to senior executives. His target annual cash incentive award is 70% of his base salary. Amounts payable in the event of his separation of employment are noted below under “Potential Payments upon Termination or Change in Control.”

Roel Vestjens. Mr. Vestjens entered into an employment agreement with the Company, effective May 28, 2014, in connection with his promotion to his current position. The agreement’s initial term was for one year and it automatically renews for additional one-year terms if not terminated by either party. It is subject to earlier termination based on disability, death, termination by the Company, with or without cause, and before or after a change in control of the Company. Mr. Vestjens’ annual base salary of $460,000 is subject to annual review. Mr. Vestjens is entitled to participate in the Company’s long-term incentive plan, annual cash incentive plan and all other employment benefit plans available to senior executives. His target annual cash incentive award is 75% of his base salary. Amounts payable in the event of his separation of employment are noted below under “Potential Payments upon Termination or Change in Control.”

Page 42	Belden Inc. 2019 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The NEO’s employment agreements with the Company provide for the potential payment of severance and other benefits upon certain terminations of employment. In addition, pursuant to the terms of the Company’s equity incentive plans, upon certain termination events, each executive will be entitled to acceleration of his outstanding and unvested equity awards.

Termination not for cause not in connection with a change in control

Pursuant to the employment agreements, in the event a named executive officer is terminated without “cause,” as defined below, the executive will be entitled to receive:

•

severance payments equal to the sum of the officer’s current base salary plus his annual target bonus (multiplied by 1.5 in the case of Mr. Stroup), payable in equal semi-monthly installments over a twelve-month period (eighteen months in the case of Mr. Stroup);

•	any unpaid bonus earned with respect to any fiscal year ending on or prior to the date of termination; and

•	continued participation in the Company’s medical and dental plans for twelve months (eighteen months for Mr. Stroup).

Pursuant to the employment agreements, “cause” is defined to include the officer’s:

•	willful and continued failure to perform his duties following appropriate opportunities to cure the deficiencies;

•	conviction of a felony or any crime involving moral turpitude;

•	lack of authority to enter the employment agreement without violating another agreement to which officer was a party; and

•	gross misconduct in the performance of his employment duties.

Termination not for cause by the Company or for good reason by the officer after a change in control

Each employment agreement provides that if, within two years following a “change in control,” as defined below, the officer is terminated without cause or resigns for “good reason,” the officer will be entitled to receive:

•	severance payments equal to the sum of the officer’s current base salary plus his annual target bonus multiplied by two, payable in equal semi-monthly installments over a 24-month period;

•	any unpaid bonus earned with respect to any fiscal year ending on or prior to the date of termination;

•	unvested PSUs convert to RSUs at a 1.00 conversion ratio at the time of the “change in control”;

•	unvested equity awards vest upon the termination following the “change in control”;

•	continued participation in the Company’s medical and dental plans for 24 months; and

•

if necessary, a gross-up payment to cover the officer’s excise tax liability under IRC Section 280G where the present value of his payments is more than 110% of the threshold at which such amounts become an excess parachute payment under IRC Section 280G. Starting in 2010, this gross-up feature was not offered to new executive officers. There is no gross-up in the employment agreements of Messrs. Derksen, Pennycook, Rosenberg and Vestjens.

A “change in control” of the Company generally will occur when a person acquires more than 50% of the outstanding shares of the Company’s stock or a majority of the Board consists of individuals who were not approved by the Board. Upon a change in control in the Company, the named executive officers will have the right for a period of two years to leave the Company for “good reason” and receive the amounts set out above should the scope of their employment with the Company “negatively and materially” change.

Belden Inc. 2019 Proxy Statement	Page 43

Death/Disability

The Company provides long-term disability coverage and life insurance coverage for the executive officers on terms consistent with and generally available to all salaried employees. Upon the officer’s death or disability, the officer, or the officer’s heirs will be entitled to receive:

•	any unpaid bonus earned with respect to any fiscal year ending on or prior to the date of termination; and

•	unvested equity awards vest immediately.

Retirement

Under the Company’s equity plans, an employee who has reached the age of 65 or has reached the age of 55 with ten years of service with the Company can voluntarily retire from the Company with the result that all unvested equity awards that were granted at least one year prior to the retirement date (longer for portions of certain multi-year grants) shall immediately vest in full and any options or stock appreciation rights are eligible for exercise for the shorter of three years or the original term of the award. As of December 31, 2018, only Mr. Pennycook was eligible for retirement.

Estimate of Payments

The estimated payments owed to each officer upon the various termination events are based on the following assumptions and/or exclusions:

•

it is assumed that each triggering event occurred on December 31, 2018 and that the value of our common stock was the closing market price of our stock on the last trading day prior to December 31, 2018, $41.77 (in the case of Termination not for cause by the Company or for good reason by the officer after a change in control, it is assumed that the change in control and the termination both occurred on December 31, 2018);

•

the payments do not include any amounts earned and owed to the officer as of the termination date, such as salary earned to date, unreimbursed expenses or benefits generally available to all employees of the Company on a non-discriminatory basis (the 2018 Non-Equity Incentive Plan Compensation is included based on the technical requirement that an employee must be employed on January 1, 2019 to earn the 2018 bonus. The officers’ employment agreements would entitle them to receive the 2018 bonus even if termination occurred on December 31, 2018);

•

the payments include only additional benefits that result from termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan. See “Outstanding Equity Awards at Fiscal Year-End”, “Pension Benefits” and “Nonqualified Deferred Compensation”; and

•

in performing calculations for determining whether a Section 280G gross-up payment was applicable, no reductions were made to the hypothetical severance amounts to allocate amounts as reasonable compensation or to a non-competition agreement. The values placed on the acceleration of previously unvested equity awards were consistent with the regulations set out under Section 280G and the methodology was consistent with our standard practices for determining fair value of equity awards for our financial statements.

Page 44	Belden Inc. 2019 Proxy Statement

			Accelerated Vesting of Equity Value
Name	Aggregate Severance ($)	2018 Non- Equity Incentive Plan Compensation ($)	Restricted Stock Units ($)	Stock Options/ SARs ($)	Welfare Benefits Continuation ($)	Excise Tax Gross-up Payment ($)	Total ($)

John Stroup

Termination not for cause not in connection with a change in control	3,105,000	620,100	-	-	24,135	-	3,749,235

Termination not for cause by the Company or for good reason by the officer after a change in control	4,140,000	620,100	3,891,335	-	32,180	-	8,683,615

Death/Disability	-	620,100	3,891,335	-	-		4,511,435

Retirement	-	-	-	-	-	-

Henk Derksen

Termination not for cause not in connection with a change in control	1,002,803	227,779	-	-	16,100	-	1,246,682

Termination not for cause by the Company or for good reason by the officer after a change in control	2,005,605	227,779	2,669,597	-	32,200	-	4,935,181

Death/Disability	-	227,779	2,669,597	-	-	-	2,897,376

Retirement	-	-	-	-	-	-

Glenn Pennycook						-

Termination not for cause not in connection with a change in control	805,000	157,217	-	-	16,090	-	978,307

Termination not for cause by the Company or for good reason by the officer after a change in control	1,610,000	157,217	2,052,164	-	32,180	-	3,851,561

Death/Disability	-	157,217	2,052,164	-	-	-	2,209,381

Retirement	-	-	353,040	-	-	-	353,040

Ross Rosenberg

Termination not for cause not in connection with a change in control	703,321	144,280	-	-	16,090	-	863,691

Termination not for cause by the Company or for good reason by the officer after a change in control	1,406,641	144,280	415,946	-	32,180	-	1,999,047

Death/Disability	-	144,280	415,946	-	-	-	560,226

Retirement	-	-	-	-	-	-

Roel Vestjens

Termination not for cause not in connection with a change in control	805,000	179,649	-	-	16,090	-	1,000,739

Termination not for cause by the Company or for good reason by the officer after a change in control	1,610,000	179,649	1,986,669	-	32,180	-	3,808,498

Death/Disability	-	179,649	1,986,669	-	-	-	2,166,318

Retirement	-	-	-	-	-	-

Belden Inc. 2019 Proxy Statement	Page 45

ITEM III – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act requires that we include in this proxy statement a non-binding stockholder vote on our executive compensation as described in this proxy statement (commonly referred to as “Say-on-Pay”).

We encourage stockholders to review the Compensation Discussion and Analysis on pages 16 to 30 and the tabular disclosure that follows it. We believe that our compensation policies and procedures are competitive, are focused on pay for performance principles and are strongly aligned with the long-term interests of our stockholders. Our executive compensation philosophy is based on the belief that the compensation of our employees should be set at levels that allow us to attract and retain employees who are committed to achieving high performance and who demonstrate the ability to do so. We seek to provide an executive compensation package that is driven by our overall financial performance, our increased stockholder value, the success of areas of our business directly impacted by the executive’s performance, and the performance of the individual executive. We view our compensation program as a strategic tool that supports the successful execution of our business strategy and reinforces a performance-based culture. The Company employs an executive compensation program for our senior executives that emphasizes long-term compensation over short-term, with a significant portion weighted toward equity awards. This approach strongly aligns our senior executive compensation with that of our stockholders. We believe that there is a direct correlation between the performance of Belden and the compensation our senior executives receive. We also believe that our annual compensation disclosure is reflective of this correlation and is transparent and helpful to stockholders.

The Say-on-Pay resolution discussed below gives stockholders the opportunity to endorse or not endorse the compensation that we pay to our named executive officers by voting to approve or not approve such compensation as described in this proxy statement.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

THE BELDEN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

Page 46	Belden Inc. 2019 Proxy Statement

OWNERSHIP INFORMATION

EQUITY COMPENSATION PLAN INFORMATION ON DECEMBER 31, 2018

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)

Equity Compensation Plans Approved by Stockholders(1)	1,290,094 (2)	$65.5759	3,139,603.98 (3)

Equity Compensation Plans Not Approved by Stockholders	-	-	-

Total	1,290,094	$65.5759	3,139,603.98

(1)

Consists of the Cable Design Technologies Corporation 2001 Long-Term Performance Incentive Plan (the “2001 Plan”); and the Belden Inc. 2011 Long Term Incentive Plan (the “2011 Plan”). The 2001 Plan has expired, but stock appreciation rights and restricted stock unit awards remain outstanding under the plan.

(2)

Consists of 63,749 shares under the 2001 Plan; and 1,226,345 shares under the 2011 Plan. All of these shares pertain to outstanding stock appreciation rights (“SARs”). Because the issued shares resulting from SAR exercises only represent the share appreciation between the grant date and exercise date, after any applicable tax withholding, SARs are much less dilutive to our stockholders than stock options.

(3)

Consists of 3,139,603.98 shares under the 2011 Plan. Pursuant to the flexible share authorization nature of the 2011 Plan, full-value awards (e.g., restricted stock units (“RSUs”), performance stock units (“PSUs”), other stock-based awards) count against the share authorization at a rate of 1.90 to 1 for awards granted or converted, as the case may be, prior to May 26, 2016, and 2.23 to 1 for awards granted or converted, as the case may be, on or after May 26, 2016. Stock options, SARs and other non-full-value awards count against the share authorization at a rate of 1 to 1. We subtract awards from the share reserve at the time of grant (or at the time of conversion into RSUs or shares in the case of PSUs), as opposed to the time of share issuance, as we feel this gives us a more accurate picture of our remaining reserve. Awards cancelled prior to vesting or exercise, as the case may be, are added back to the reserve in accordance with the 2011 Plan document.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission and other reports submitted by our directors and officers, we believe that all of our directors and executive officers complied during 2018 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

Belden Inc. 2019 Proxy Statement	Page 47

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of Belden common stock beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the Summary Compensation Table below and the directors and executive officers as a group. Except as otherwise noted, all information is as of March 27, 2019.

BENEFICIAL OWNERSHIP TABLE OF DIRECTORS, NOMINEES AND

EXECUTIVE OFFICERS

Name	Number of Shares Beneficially Owned(1)(2)(3)		Acquirable Within 60 Days(4)		Percent of Class Outstanding(5)

David Aldrich	38,410		-		*

Lance Balk(6)	92,546		-		*

Steven W. Berglund	12,717		-		*

Diane D. Brink	5,105		-		*

Judy L. Brown	17,909		-		*

Bryan C. Cressey	191,530		-		*

Henk Derksen	40,522		116,720		*

Jonathan Klein	9,308		-		*

George Minnich(7)	26,674		-		*

John M. Monter(8)	80,117		-		*

Glenn Pennycook	25,237		62,270		*

Ross Rosenberg	8,222		59,334		*

John Stroup	169,628	(9)	283,914	(10)	*

Roel Vestjens	23,351		43,621		*

All directors and executive officers as a group (20 persons)	765,780		667,481		1.52%

*	Less than one percent

(1)	The number of shares includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.

(2)

For Ms. Brink, the number of shares includes 1,666 unvested RSUs from her date of appointment to the Board in December, 2017. For each of Mses. Brink and Brown and Messrs. Balk, Berglund, Cressey, Klein, Minnich and Monter, the number of shares includes unvested RSUs of 2,605 awarded to them in May 2018. For Mr. Aldrich, the number of shares includes unvested RSUs of 3,073 awarded to him in May 2018. For each of Messrs. Aldrich, Balk and Minnich, the number of shares includes awards, the receipt of which has been deferred pursuant to the 2004 Belden Inc. Non-Employee Director Deferred Compensation Plan as follows: Mr. Aldrich – 1,489; Mr. Balk – 20,916; and Mr. Minnich – 9,309.

(3)

For Mr. Derksen, the number of shares includes 22,232 unvested RSUs granted in May 2019 in connection with the Supplemental Incentive Plan. For Messrs. Pennycook and Vestjens, the number of shares includes 17,847 unvested RSUs granted in May 2019 in connection with the Supplemental Incentive Plan.

(4)

Reflects the number of shares that could be purchased by exercise of stock options and the number of SARs that are exercisable at March 27, 2018, or within 60 days thereafter, under the Company’s long-term incentive plans. Upon exercise of a SAR, the holder would receive the difference between the market price of Belden shares on the date of exercise and the exercise price paid in the form of Belden shares. This

Page 48	Belden Inc. 2019 Proxy Statement

column includes stock options and SARs that are exercisable without regard to whether the current market price of Belden common stock is greater than the applicable exercise price.

(5)

Represents the total of the “Number of Shares Beneficially Owned” column (excluding RSUs, which do not have voting rights before vesting) divided by the number of shares outstanding at March 27, 2019 – 39,448,388.

(6)	Includes 2,400 shares held in trust for spouse and children.

(7)	Includes 10,577 shares held in a family LLC.

(8)	Includes 17,008 shares held in his spouse’s grantor retained annuity trusts, 16,820 shares held in a charitable remainder unitrust and 31,181 shares held in a family investment LLC.

(9)	Includes 13,313 shares held in trust for children and 108,268 shares held in a family trust.

(10)	Includes 117,084 SARs held in trust for estate planning purposes.

Belden Inc. 2019 Proxy Statement	Page 49

BENEFICIAL OWNERSHIP TABLE OF STOCKHOLDERS OWNING MORE THAN FIVE PERCENT

The following table shows information regarding those stockholders known to the Company to beneficially own more than 5% of the outstanding Belden shares as of December 31, 2018.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Common Stock(1)

BlackRock, Inc. 55 East 52nd Street New York, New York 10022	5,272,274(2)	13.21%

Janus Henderson Group PLC 201 Bishopsgate London XO EC2M 3 AE	5,245,708(3)	13.14%

The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	3,804,246(4)	9.53%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,283,683(5)	8.22%

Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	2,453,887(6)	6.15%

Boston Partners One Beacon Street 30th Floor Boston, MA 02108	2,155,982(7)	5.40%

(1)	Based on 39,925,898 shares outstanding on December 31, 2018.

(2)	Information based on Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 11, 2019, reporting sole voting power over 5,159,359 shares, and sole dispositive power over 5,272,274 shares.

(3)	Information based on Schedule 13G/A filed with the SEC by Janus Henderson Group PLC on February 11, 2019, reporting sole voting power and sole dispositive power over 5,245,708 shares.

(4)

Information based on Schedule 13G/A filed with the SEC by the Vanguard Group on February 11, 2019, reporting sole voting power over 39,756 shares, shared voting power over 5,427 shares, sole dispositive power over 3,763,137 shares and shared dispositive power over 41,109 shares.

(5)

Information based on a Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. on February 14, 2019, reporting sole voting power over 964,820 shares and sole dispositive power over 3,283,683 shares.

(6)

Information based on Schedule 13G/A filed with the SEC by Wellington Management Company, LLP on February 12, 2019, reporting shared voting power over 1,733,536 shares and shared dispositive power over 2,453,887 shares.

(7)

Information based on Schedule 13G/A filed with the SEC by Boston Partners on February 12, 2019, reporting sole voting power over 1,377,502 shares, shared voting power over 7,630 shares, and sole dispositive power over 2,155,982 shares.

Page 50	Belden Inc. 2019 Proxy Statement

OTHER MATTERS

The Company knows of no other matters that will be brought before the annual meeting. If other matters are introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion.

FREQUENTLY ASKED QUESTIONS

Q:	Why am I receiving these materials?

A:

The Board of Directors (the “Board”) of Belden Inc. (sometimes referred to as the “Company” or “Belden”) is providing these proxy materials to you in connection with the solicitation of proxies by Belden on behalf of the Board for the 2019 annual meeting of stockholders which will take place on May 24, 2019. This proxy statement includes information about the issues to be voted on at the meeting. You are invited to attend the meeting and we request that you vote on the proposals described in this proxy statement.

Q:	Why am I being asked to review materials online?

A:

Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We began mailing the Notice of Internet Availability of Proxy Materials to stockholders on April 9, 2019.

Q:	Who is qualified to vote?

A:

You are qualified to receive notice of and to vote at the annual meeting if you owned shares of common stock of the Company at the close of business on our record date of March 27, 2019. On the record date, there were 39,448,388 shares of Belden common stock outstanding.

Each share is entitled to one vote on each matter properly brought before the annual meeting.

Q:	What information is available for review?

A:

The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2018 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, is also available on-line. The Form 10-K includes our 2018 audited financial statements with notes and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Q:	What matters will be voted on at the meeting?

A:	Three matters will be voted on at the meeting:

(1)	the election of the nine directors nominated by the Board, each for a term of one year;

(2)	the ratification of the appointment of Ernst & Young as the Company’s independent registered public accountant for 2019; and

(3)	an advisory vote on executive compensation for 2018.

Q:	What are Belden’s voting recommendations?

A:	Our Board of Directors recommends that you vote your shares:

(1)	FOR the Company’s slate of directors;

(2)	FOR the ratification of Ernst & Young; and

(3)	FOR the approval of the Company’s executive compensation.

Q:	What shares owned by me can be voted?

A:	All shares owned by you as of March 27, 2019, the record date, may be voted by you. These

Belden Inc. 2019 Proxy Statement	Page 51

shares include those (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Some Belden stockholders hold their shares through a stock broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Belden’s transfer agent, American Stock Transfer & Trust Company, you are considered (with respect to those shares) the stockholder of record and the Notice of Internet Availability of Proxy Materials is being sent directly to you by Belden. As the stockholder of record, you have the right to grant your voting proxy directly to Belden or to vote in person at the meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” (that is, the name of your stock broker, bank, or other nominee) and the Notice of Internet Availability of Proxy Materials is being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting.

Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring proof of identification.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you decide later not to attend the meeting.

Q:	How can I vote my shares without attending the meeting?

A:

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. You will be able to do this over the Internet by following the instructions on your Notice of Internet Availability of Proxy Materials. If you request a full delivery of the proxy materials, a proxy card will be included that will contain instructions on how to vote by telephone or mail in addition to the Internet.

Q:	Can I change my vote?

A:

You may change your proxy or voting instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	What class of shares is entitled to be voted?

A:	Each share of our common stock outstanding as of the close of business on March 27, 2019, the record date, is entitled to one vote at the annual meeting.

Q:	What is the quorum requirement for the meeting?

A:

The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to vote. The shares may be present in person or represented by proxy at the meeting. Both abstentions and withheld votes are counted as present for the purpose of determining the presence of a quorum for the meeting.

Page 52	Belden Inc. 2019 Proxy Statement

Q:	What are the voting requirements to approve the proposals and how are votes withheld, abstentions and broker non-votes treated?

A:	The following table describes the voting requirements and treatment of votes withheld, abstentions, and broker non-votes for each proposal:

Proposal	Voting Requirement	Tabulation Treatment
		Votes Withheld/Abstentions	Broker Non-Votes

Election of Directors	Majority of votes cast for or against a particular director*	Present for quorum purposes; not counted in determining whether a director has received more votes cast for his or her election to the board than against	Not present for quorum purposes; brokers do not have discretion to vote non-votes in favor of directors

Ratification of Ernst & Young	No requirement; not binding on company	The Board of Directors will consider the number of abstentions in its analysis of the results of the advisory vote	Count as present for quorum purposes; brokers have discretion to vote non-votes in favor of ratification

Advisory vote on executive compensation	No requirement; not binding on company	The Board of Directors will consider the number of abstentions in its analysis of the results of the advisory vote	Not present for quorum purposes; brokers do not have discretion to vote non-votes in favor of compensation matters

*

In May, 2016, the Company’s bylaws were amended to provide that, in an uncontested election, a director must receive more votes “for” than votes “against” to be elected to the Board. An incumbent director that fails to receive such a majority shall tender his or her resignation, which will be considered by the Board’s Nominating and Corporate Governance Committee.

Q:	Where can I find the voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in a report on Form 8-K within four business days of the date on which our meeting ends.

Q:	What happens if additional proposals are presented at the meeting?

A:

Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Brian E. Anderson, the Company’s Senior Vice President – Legal, General Counsel and Corporate Secretary, and Nicholas E. Eckelkamp, the Company’s Senior Legal Counsel – Corporate/M&A, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	Who will count the votes?

A:	A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and will act as the inspector of election.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Belden or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, stockholders provide

Belden Inc. 2019 Proxy Statement	Page 53

written comments on their proxy cards, which are then forwarded to Belden management.

Q:	Who will bear the cost of soliciting votes for the meeting?

A:	Belden has retained Alliance Advisors LLC to act as proxy solicitor for the annual meeting and to provide other advisory services throughout the year. Belden will bear the cost of this arrangement, which amounts to $7,000 annually. Upon request, the Company will reimburse brokers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Company’s common stock.

Page 54	Belden Inc. 2019 Proxy Statement

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

You may submit proposals for consideration at future stockholder meetings, including director nominations.

Stockholder Proposals: To be included in the Company’s proxy statement and form of proxy for the 2020 annual meeting, a stockholder proposal must, in addition to satisfying the other requirements of the Company’s bylaws and the SEC’s rules and regulations, be received at the Company’s principal executive offices by December 11, 2019. If you want the Company to consider a proposal at the 2020 annual meeting that will not be included in the Company’s proxy statement, among other things, the Company’s bylaws require that you notify our Board of your proposal no earlier than January 24, 2020 and no later than February 24, 2020.

Nomination of Director Candidates: The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if such nominations are submitted to the Company prior to the deadline for proposals to be included in future proxy statements as noted in the above paragraph. To have a candidate considered by the Committee, a stockholder must submit the recommendation in writing and must include the following information:

•

The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned (whether direct ownership or derivative ownership) and the length of time of ownership; and

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of Belden, the candidate’s ownership interest in the Company (if any), a description of any arrangements between the candidate and the nominating stockholder, and the person’s consent to be named as a director if selected by the Committee and nominated by the Board.

In considering candidates submitted by stockholders, the Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. The Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest, and independence from management and Belden. The Committee also seeks to have the Board represent a diversity of backgrounds and experience.

The Committee will identify potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board. The Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Committee will request information from the candidate, review the person’s accomplishments and qualifications, and conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process will not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Belden Inc. 2019 Proxy Statement	Page 55

APPENDIX I

The performance factors applicable to the NEOs, along with the respective threshold, target and actual performance levels and the respective financial factor scores, are illustrated below (income numbers are shown in thousands):

Category	2018 ACIP
	Threshold	Target	Maximum	Actual	Score

Consolidated Net Income from Continuing Operations ($)	229,216	286,520	315,172	274,773	0.90

Consolidated EBITDA ($)	447,300	497,000	521,850	454,662	0.57

Consolidated Revenues ($)	2,540,000	2,640,100	2,740,000	2,566,114	0.63

Consolidated Operating Working Capital Turns	5.6	6.1	6.6	5.5	-

Enterprise Solutions EBITDA ($)	282,915	353,644	389,008	285,394	0.52

Enterprise Solutions Revenues ($)	1,560,985	1,628,444	1,695,647	1,531,419	-

Enterprise Solutions Inventory Turns	4.8	5.3	5.8	5.2	0.90

Industrial Solutions EBITDA ($)	200,340	250,425	275,468	233,172	0.83

Industrial Solutions Revenues ($)	1,039,640	1,081,017	1,122,012	1,050,099	0.63

Industrial Solutions Inventory Turns	8.2	8.7	9.2	7.9	-

Grass Valley EBITDA ($)	72,564	90,705	99,776	72,640	0.50

Grass Valley Revenues ($)	459,248	480,934	502,620	430,507	-

Grass Valley Operating Working Capital Turns	3.8	4.3	4.8	3.6	-

Performance Factor Definitions

“Net Income from Continuing Operations” is consolidated revenues, less cost of sales, less selling, general and administrative expenses (“SG&A”), less interest expense, plus interest income, plus other income, less other expense, less tax expense, and less any loss from discontinued operations.

“EBITDA” is GAAP operating income, adjusted in a manner consistent with the Company’s use of Adjusted EBITDA in its periodic filings on Forms 10-K, 10-Q and 8-K, whether on a consolidated basis or of the applicable business platform.

“Revenue” is revenue, adjusted in a manner consistent with the Company’s use of Adjusted Revenue in its periodic filings on Forms 10-K, 10-Q and 8-K, whether on a consolidated basis or with respect to the applicable business platform.

“Operating Working Capital Turns”, whether on a consolidated basis or with respect to the applicable business platform, are based on a monthly average of working capital turns during the applicable performance period and for each individual month were computed based on a ratio calculated at the end of the month of (i) annualized actual cost of goods sold for the prior two months and the current month to (ii) operating working capital at the end of the month.

“Inventory Turns” are based on a monthly average of inventory turns during the applicable performance period and for each individual month were computed based on a ratio calculated at the end of the month of (i) annualized actual cost of goods sold for the prior two months and the current month to (ii) inventory at the end of the month.

“Non-Renewal Bookings” are bookings by the Tripwire business unit that represent new sales vs. renewals of prior sales.

Belden Inc. 2019 Proxy Statement	Page I-1

Below is a summary of the applicable performance factors and weighting percentages for each NEO and a calculation of each NEO’s applicable Financial Factor for the performance period (rounded to two decimal places):

Messrs. Stroup, Derksen and Rosenberg – 2018
Category	Score	Weighting	Contribution to Financial Factor

Consolidated Net Income from Continuing Operations	0.90	25%	0.23

Consolidated EBITDA	0.57	25%	0.14

Consolidated Revenue	0.63	25%	0.16

Consolidated Operating Working Capital Turns	0.00	25%	-

Consolidated Financial Factor			0.53

Mr. Pennycook – 2018
Category	Score	Weighting	Contribution to Financial Factor

Enterprise Solutions EBITDA	0.52	50%	0.26

Enterprise Solutions Platform Revenue	-	25%	-

Enterprise Solutions Inventory Turns	0.90	25%	0.23

Mr. Pennycook’s Financial Factor			0.49

Mr. Vestjens – 2018
Category	Score	Weighting	Contribution to Financial Factor

Industrial Solutions EBITDA	0.83	40%	0.33

Industrial Solutions Revenues	0.63	20%	0.13

Industrial Solutions Inventory Turns	-	20%	-

Grass Valley EBITDA	0.50	10%	0.05

Grass Valley Revenues	-	5%	-

Grass Valley Operating Working Capital Turns	-	5%	-

Mr. Vestjens’ Financial Factor			0.51

Page I-2	Belden Inc. 2019 Proxy Statement

BELDEN
SENDING ALL THE RIGHT SIGNALS
1 N Brentwood Blvd.
15th Floor
St. Louis, MO 63105
314-854-8000
www.Belden.com

BELDEN INC.

1 NORTH BRENTWOOD BOULEVARD

15TH FLOOR

ST. LOUIS, MO 63105

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E67092-P18466                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BELDEN INC.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees:		For	Against	Abstain

	1a.	David J. Aldrich	☐	☐	☐

	1b.	Lance C. Balk	☐	☐	☐

	1c.	Steven W. Berglund	☐	☐	☐

	1d.	Diane D. Brink	☐	☐	☐

	1e.	Judy L. Brown	☐	☐	☐

	1f.	Bryan C. Cressey	☐	☐	☐

	1g.	Jonathan C. Klein	☐	☐	☐

	1h.	George E. Minnich	☐	☐	☐

	1i.	John S. Stroup	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019.	☐	☐	☐

3.	Advisory vote to approve named executive officer compensation for 2018.	☐	☐	☐

NOTE: In their discretion, proxies are authorized to transact and vote upon such other business as may properly come before the meeting.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E67093-P18466

BELDEN INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 24, 2019

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Belden Inc. appoints Brian E. Anderson and Nicholas E. Eckelkamp as proxies, acting jointly or severally and with full power of substitution, for and in the name of the undersigned to vote at the Annual Meeting of Stockholders to be held on May 24, 2019, beginning at 12:30 p.m., local time, in the Mississippi Room on the 8th Floor of the Four Seasons Hotel St. Louis, 999 North 2nd Street, St. Louis, Missouri 63102 and at any adjournments or postponements thereof, as directed, on the matters set forth in the accompanying Proxy Statement and on all other matters that may properly come before the Annual Meeting, including on a motion to adjourn or postpone the Annual Meeting to another time or place (or both) for the purpose of soliciting additional proxies. Signing and dating this proxy card will have the effect of revoking any proxy card that you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CHOICE IS SPECIFIED AND THE PROXY IS SIGNED AND RETURNED, THEN THE PROXY WILL BE VOTED ON THE PROPOSALS CONSISTENT WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Receipt is hereby acknowledged of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 9, 2019, and the Annual Report to Stockholders for the year ended December 31, 2018.

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on May 24, 2019.

BELDEN INC. BELDEN INC. 1 NORTH BRENTWOOD BOULEVARD 15TH FLOOR ST. LOUIS, MO 63105

Meeting Information

Meeting Type:         Annual Meeting

For holders as of:    March 27, 2019

Date:  May 24, 2019     Time:  12:30 p.m., local time

Location:  Four Seasons Hotel St. Louis

                   The Mississippi Room

                   8th Floor

                   999 North 2nd Street

                   St. Louis, Missouri 63102

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials

    Proxy Materials Available to VIEW or RECEIVE:

    NOTICE AND PROXY STATEMENT          ANNUAL REPORT

    How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com, or scan the QR Barcode below.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:          www.proxyvote.com

2) BY TELEPHONE:     1-800-579-1639

3) BY E-MAIL*:             sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

Please make the request as instructed above on or before May 10, 2019 to facilitate timely delivery.

How To Vote Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: Go to www.proxyvote.com or from a smartphone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR

the following:

1.	Election of Directors

Nominees:

1a.	David J. Aldrich

1b.	Lance C. Balk

1c.	Steven W. Berglund

1d.	Diane D. Brink

1e.	Judy L. Brown

1f.	Bryan C. Cressey

1g.	Jonathan C. Klein

1h.	George E. Minnich

1i.	John S. Stroup

The Board of Directors recommends you vote FOR proposals 2 and 3.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019.

3.	Advisory vote to approve named executive officer compensation for 2018.

NOTE: In their discretion, proxies are authorized to transact and vote upon such other business as may properly come before the meeting.